EXHIBIT 2

NOTE: Certain schedules and exhibits have been omitted due to their being substantially described in the body of the Second Amended and Restated Credit Agreement.


                          SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT

                           DATED AS OF JULY 30, 1996

                                     AMONG

                              MAXXIM MEDICAL, INC.

                                  AS BORROWER

                                      AND

                           NATIONSBANK OF TEXAS, N.A.

                                    AS AGENT

                                      AND

                             THE BANKS NAMED HEREIN

                                    AS BANKS

                                $165,000,000.00

                               TABLE OF CONTENTS

                                                                         Page

ARTICLE 1   DEFINITIONS AND ACCOUNTING TERMS
Section 1.1 Certain Defined Terms .....................................    1
Section 1.2 Computation of Time Periods ...............................   16
Section 1.3 Accounting Terms; Changes in GAAP .........................   16
Section 1.4 Classes and Types of Advances .............................   17
Section 1.5 Miscellaneous .............................................   17

ARTICLE 2   CREDIT FACILITIES
Section 2.1 Commitments ...............................................   17
Section 2.2 Advancing .................................................   18
Section 2.3 Prepayments ...............................................   21
Section 2.4 Repayment .................................................   23
Section 2.5 Fees ......................................................   23
Section 2.6 Interest ..................................................   24
Section 2.7 Illegality ................................................   25
Section 2.8 Breakage Costs ............................................   26
Section 2.9 Increased Costs ...........................................   26
Section 2.10 Paymemts and Computations ................................   28
Section 2.11 Taxes ....................................................   29
Section 2.12 Letter of Credit .........................................   31

ARTICLE 3CONDITIONS OF LENDING
Section 3.1 Conditions Precedent to Initial Borrowings ................   34
Section 3.2 Conditions Precedent to Merger Borrowing ..................   37
Section 3.3 Conditions Precedent to Each Borrowing and
            Letter of Credit ..........................................   38

ARTICLE 4   REPRESENTATIONS AND WARRANTIES
Section 4.1 Organization ..............................................   39
Section 4.2 Authorization .............................................   39
Section 4.3 Enforceability ............................................   39
Section 4.4 Financial Condition .......................................   40
Section 4.5 Ownership and Liens .......................................   40
Section 4.6 True and Complete Disclosure ..............................   40
Section 4.7 Litigation ................................................   41
Section 4.8 Compliance with Agreements ................................   41
Section 4.9 ERISA .....................................................   41
Section 4.10 Environmental Condition ..................................   41
Section 4.11 Subsidiaries .............................................   42
Section 4.12 Investment Company Act ...................................   42
Section 4.13 Public Utility Holding Company Act .......................   42
Section 4.14 Taxes ....................................................   42
Section 4.15 Permits, Licenses, etc. ..................................   43
Section 4.16 Tender Offer and Merger ..................................   43

ARTICLE 5COVENANTS
Section 5.1 Organization ..............................................   43
Section 5.2 Reporting .................................................   44
Section 5.3 Financial Covenants .......................................   46
Section 5.4 Debt ......................................................   47
Section 5.5 Liens .....................................................   48
Section 5.6 Agreements Restricting Liens ..............................   48
Section 5.7 Use of Proceeds ...........................................   48
Section 5.8 Corporate Transactions ....................................   49
Section 5.9 Asset Sales ...............................................   49
Section 5.10 Distributions ............................................   49
Section 5.11 Transactions with Affiliates .............................   49
Section 5.12 Insurance ................................................   50
Section 5.13 Investments ..............................................   50
Section 5.14 Lines of Business ........................................   50
Section 5.15 Compliance with Laws .....................................   50
Section 5.16 Taxes ....................................................   50
Section 5.17 Environmental Matters ....................................   50
Section 5.18 Additional Guaranties ....................................   51
Section 5.19 Subordinated Debt ........................................   51
Section 5.20 Additional Legal Opinions ................................   51

ARTICLE 6DEFAULT AND REMEDIES
Section 6.1 Events of Default .........................................   51
Section 6.2 Optional Acceleration of Maturity .........................   54
Section 6.3 Automatic Acceleration of Maturity ........................   54
Section 6.4 Cash Collateral Account ...................................   55
Section 6.5 Setoff ....................................................   55
Section 6.6 Remedies Cumulative, No Waiver ............................   56
Section 6.7 Application of Payments ...................................   56

ARTICLE 7THE AGENT AND THE ISSUING BANK
Section 7.1 Authorization and Action ..................................   56
Section 7.2 Agent Reliance, Etc .......................................   57
Section 7.3 The Agent and Its Affiliates ..............................   57
Section 7.4 Bank Credit Decision ......................................   57
Section 7.5 Indemnification and Expenses ..............................   58
Section 7.6 Successor Agent and Issuing Bank ..........................   58

ARTICLE 8MISCELLANEOUS
Section 8.1 Costs and Expenses ........................................   59
Section 8.2 Indemnification ...........................................   59
Section 8.3 Waivers and Amendments. ...................................   60
Section 8.4 Severability ..............................................   60
Section 8.5 Survival of Representations, Etc ..........................   61
Section 8.6 Binding Effect ............................................   61
Section 8.7 Bank Assignments and Participations .......................   61
Section 8.8 Notices, Etc ..............................................   64
Section 8.9 Governing Law .............................................   64
Section 8.10 Execution in Counterparts ................................   64
Section 8.11 Waiver of Jury ...........................................   64

EXHIBITS:

    Exhibit A       -   Assignment and Acceptance
    Exhibit B       -   Compliance Certificate
    Exhibit C       -   Form of Guaranty
    Exhibit D       -   Letter of Credit Application
    Exhibit E-1     -   Notice of Borrowing
    Exhibit E-2     -   Notice of Continuation or Conversion
    Exhibit F       -   Form of Pledge Agreement
    Exhibit G-1     -   Form of Revolving Credit Note
    Exhibit G-2     -   Form of Term Note
    Exhibit H       -   Form of Opinion Letter

                                   SCHEDULES:

    Schedule I      -   Notice Information
    Schedule II     -   Disclosures
    Schedule III    -   Subsidiaries
    Schedule IV     -   Insurance

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

    This Second Amended and Restated Credit Agreement dated as of July 30, 1996, is among (a) Maxxim Medical, Inc., a Texas corporation ("Borrower"), (b) the Banks (as defined below), and (c) NationsBank of Texas, N.A., as agent for the Banks.

    The Borrower, the Banks, and the Agent (as defined below) hereby agree as follows:

                                  INTRODUCTION

    A. Maxxim Medical, Inc., a Delaware corporation ("Maxxim Delaware"), the Agent, and the certain banks are parties to the Amended and Restated Credit Agreement dated as of June 29, 1995 (as the same has been amended, modified and supplemented since such date, the "Existing Credit Agreement").

    B. The Borrower, the Agent, and the Banks have agreed, with Maxxim Delaware's consent, to amend and restate the Existing Credit Agreement by entering into this Agreement.

                                   ARTICLE 1.

                        DEFINITIONS AND ACCOUNTING TERMS

    Section 2. CERTAIN DEFINED TERMS. As used in this Agreement, the terms "Borrower," "Maxxim Delaware," and "Existing Credit Agreement" shall have the meanings set forth above and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "ACQUISITION" means Maxxim Acquisition Co., a Virginia corporation.

    "ADJUSTED BASE RATE" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Base Rate in effect on such day and
(b) the Federal Funds Rate in effect on such day PLUS 0.5%.

    "ADJUSTED CASH FLOW" means, for any period, (a) EBITDA during such period MINUS (b) cash taxes paid by the Borrower and its Subsidiaries during such period.

    "ADVANCE" means any advance by a Bank to the Borrower as a part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Advance.

    "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise.

    "AGENT" means NationsBank in its capacity as agent for the Banks pursuant to Article 7 and any successor agent pursuant to Section 7.6.

    "AGREEMENT" means this Second Amended and Restated Credit Agreement among the Borrower, the Banks, and the Agent as it may be amended, supplemented, and otherwise modified from time-to-time.

    "APPLICABLE LENDING OFFICE" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Advance.

    "APPLICABLE MARGIN" means, at any time with respect to any Advance or the commitment fee, the following percentages determined as a function of the Total Debt Ratio as of the end of the Borrower's fiscal quarter ending immediately preceding such time:


                 LEVEL I          LEVEL II        LEVEL III      LEVEL IV        LEVEL V
               Ratio LESS       Ratio greater   Ratio greater  Ratio greater   Ratio greater
                than or          than 3.00,      than 3.50,      than 4.00,      than 4.50
              equal to 3.00      but less        but less        but less
                                  than or         than or        than or
                                equal to 3.50   equal to 4.00  equal to 4.50

Eurodollar      1.00%              1.25%            1.50%          2.25%          2.50%
 Advance

Base Rate       0.00%              0.00%            0.25%          0.75%          1.25%
 Advance

Commitment      0.25%              0.30%            0.35%          0.45%          0.50%
   Fee

The foregoing ratio (a) shall be deemed to be Level IV from the Effective Date until delivery of the financial statements for the fiscal quarter ending on or about October 31, 1996, and (b) shall thereafter be determined from the financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Sections 5.2(a) and (b). Any change in the Applicable Margin after delivery of the financial statements for the fiscal quarter ending on or about October 31, 1996, shall be effective upon the date of delivery of the financial statements pursuant to Sections 5.2(a) and (b). If the Borrower fails to deliver such financial statements within the times specified in Sections 5.2(a) or (b), such ratio shall be deemed to be Level V until the Borrower delivers such financial statements to the Agent and the Banks. Notwithstanding the above chart, upon the issuance of Subordinated Debt (excluding Subordinated Debt evidenced by the Convertible Note Indenture) of the Borrower in an outstanding principal amount of $100,000,000.00 or more, the Applicable Margin for Eurodollar Advances for Level IV shall be 2.00%.

    "ARRANGER" means NationsBanc Capital Markets, Inc.

    "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance executed by a Bank and an Eligible Assignee and accepted by the Agent, in substantially the form of the attached EXHIBIT A.

    "BANKS" means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this agreement pursuant to Section 8.7.

    "BASE RATE" means a fluctuating interest rate per annum as shall be in effect from time-to-time equal to the rate of interest publicly announced by NationsBank as its prime rate, whether or not the Borrower has notice thereof.

    "BASE RATE ADVANCE" means an Advance which bears interest based upon the Adjusted Base Rate.

    "BORROWING" means a Revolving Credit Borrowing or a Term Borrowing.

    "BUSINESS DAY" means a day of the year during which commercial banks are open for business in New York City and Dallas, Texas, and, if the applicable Business Day relates to any Eurodollar Advances, on which dealings are carried on by commercial banks in the London interbank market.

    "CAPITAL EXPENDITURES" for any Person and period of its determination means, without duplication, (a) the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases which is capitalized on the balance sheet of such Person) of such Person during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts reflected in the balance sheet of such Person and (b) the amount paid (whether in cash, securities, or other Property) for the purchase of any Subsidiary of such Person by such Person during such period, excluding, however, any amounts paid in connection with the Tender Offer and the Merger.

    "CAPITAL LEASES" means, for any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

    "CASH COLLATERAL ACCOUNT" means a special interest bearing cash collateral account containing cash deposited pursuant to Section 6.4 to be maintained at the Agent's office in accordance with Section 6.4.

    "CHANGE IN CONTROL" means (a) the direct or indirect acquisition by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (i) beneficial ownership of issued and outstanding shares of voting stock of the Borrower, the result of which acquisition is that such person or such group possesses in excess of 50 percent of the combined voting power of all then-issued and outstanding voting stock of the Borrower, or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of the Borrower or (b) the sale or issuance of any capital stock of Maxxim Delaware to a Person other than the Borrower.

    "CLASS" has the meaning set forth in Section 1.4.

    "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereof.

    "COMMITMENTS" means, as to any Bank, its Revolving Credit Commitment and its Term Commitment.

    "COMPLIANCE CERTIFICATE" means a compliance certificate executed by an authorized officer of the Borrower in substantially the form of the attached EXHIBIT B.

    "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

    "CONVERT," "CONVERSION," and "CONVERTED" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.2(b).

    "CONVERTIBLE NOTE INDENTURE" means the Indenture dated as of March 18, 1993 between the Borrower and Chemical Bank, as trustee, as amended from time-to-time.

    "CREDIT DOCUMENTS" means this Agreement, the Notes, the Guaranties, the Pledge Agreements, the Notices of Borrowing, the Notices of Conversion, the Letters of Credit, the Letter of Credit Applications, Derivatives, and each other agreement, instrument, or document executed at any time in connection with this Agreement.

    "CREDIT OBLIGATIONS" means all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Banks under this Agreement and the Credit Documents and any increases, extensions, and rearrangements of those obligations under any amendments, supplements, and other modifications of the documents and agreements creating those obligations.

    "CREDIT PARTIES" shall mean the Borrower and each of its Subsidiaries.

    "DEBT," for any Person, means without duplication: (a) indebtedness of such Person for borrowed money, including, without limitation, the face amount of any standby letters of credit supporting the repayment of indebtedness for borrowed money issued for the account of such Person and obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing; (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services; (d) obligations of such Person as lessee under Capital Leases; (e) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above;
(f) indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) secured by any Lien on or in respect of any Property of such Person; and (g) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

    "DEFAULT" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

    "DERIVATIVE" means any foreign exchange transaction between the Borrower or any of its Subsidiaries and a Bank or any interest hedge, rate swap, or cap, or similar arrangement between the Borrower or any of its Subsidiaries and a Bank providing for the exchange of interest obligations or the cap of the interest rate on the Advances made under this Agreement.

    "DOLLARS" and "$" means lawful money of the United States of America.

    "DOLLAR EQUIVALENT" means the equivalent in another currency of an amount in Dollars to be determined by reference to the rate of exchange quoted by NationsBank, N.A., at 10:00 a.m. (Charlotte, North Carolina time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency.

    "DOMESTIC LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on
SCHEDULE I or such other office of such Bank as such Bank may from time-to-time specify to the Borrower and the Agent.

    "EBIT" means, for any period, (a) Net Income for such period PLUS (b) to the extent deducted in determining Net Income, Interest Expense, and taxes.

    "EBITDA" means, for any period, (a) EBIT for such period PLUS (b) to the extent deducted in determining EBIT, depreciation and amortization for such period.

    "EFFECTIVE DATE" has the meaning set forth in Section 3.1.

    "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any State thereof, and having primary capital of not less than $250,000,000.00 and approved by the Agent and the Borrower which approval by the Agent and the Borrower will not be unreasonably withheld, and
(b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development and having primary capital (or its equivalent) of not less than $250,000,000.00 (or its Dollar Equivalent) and approved by the Agent and the Borrower which approval by the Agent and the Borrower will not be unreasonably withheld.

    "ENVIRONMENTAL LAW" means all federal, state, and local laws, rules, regulations, ordinances, orders, decisions, agreements, and other requirements now or hereafter in effect relating to the pollution, destruction, loss, or injury of the environment, the presence of any contaminant in the environment, the protection, cleanup, remediation, or restoration of the environment, the creation, handling, transportation, use, or disposal of any waste product in the environment, exposure of Persons to any contaminant, waste, or hazardous substance in the environment, and the health and safety of employees in relation to their environment.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time-to-time.

    "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time-to-time.

    "EURODOLLAR ADVANCE" means an Advance which bears interest based upon the Eurodollar Rate.

    "EURODOLLAR LENDING OFFICE" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on
SCHEDULE I (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time-to-time specify to the Borrower and the Agent.

    "EURODOLLAR RATE" means, for the Interest Period for each Eurodollar Advance comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) equal to the rate per annum at which deposits in Dollars are offered by the principal office of the Agent in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Agent's Eurodollar Advance comprising part of such Borrowing and for a period equal to such Interest Period.

    "EURODOLLAR RATE RESERVE PERCENTAGE" of any Bank for the Interest Period for any Eurodollar Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time-to-time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

    "EVENT OF DEFAULT" has the meaning specified in Section 6.1.

    "EXPIRATION DATE" means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

    "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it.

    "GAAP" means United States generally accepted accounting principles as in effect from time-to-time, applied on a basis consistent with the requirements of Section 1.3.

    "GOVERNMENTAL AUTHORITY" means any foreign governmental authority, the United States of America, any state of the United States of America, the District of Columbia, and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Agent, the Issuing Bank, any Bank, the Borrower, or any other Credit Party.

    "GUARANTOR" means any Person that now or hereafter executes a Guaranty, including Maxxim Delaware and all those Subsidiaries of the Borrower listed in
SCHEDULE III and all Subsidiaries of the Borrower required to execute a guaranty under Section 5.18 in the future.

    "GUARANTIES" means the Guaranties made by each of the Guarantors now or hereafter executed in substantially the same form as the attached EXHIBIT C, as the same may be amended, supplemented, and otherwise modified from time-to-time.

    "HAZARDOUS MATERIALS" means any substance or material identified as a hazardous substance pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended and as now or hereafter in effect; any substance or material regulated as a hazardous waste pursuant to the Resource Conservation and Recovery Act of 1976, as amended and as now or hereafter in effect; and any substance or material designated as a hazardous substance or hazardous waste pursuant to any Environmental Law. "Hazardous Materials" shall include, without limitation, pollutants, contaminants, flammable substances and materials, explosives, radioactive materials, oil, petroleum and petroleum products, chemical liquids and solids, polychlorinated biphenyls, asbestos, toxic substances, and similar substances and materials.

    "HIGHEST LAWFUL RATE" means the maximum lawful interest rate, if any, that at any time or from time-to-time may be contracted for, charged, or received under the laws applicable to any Bank which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. The maximum lawful rate under this Agreement shall be the weekly indicated rate ceiling under Article 5069-1.04 of the Texas Revised Civil Statutes, unless any other lawful rate ceiling exceeds the rate ceiling so determined, and then the higher rate ceiling shall apply. Chapter 15 of the Texas Credit Code does not apply to this Agreement.

    "INTEREST EXPENSE" means, for any period, total interest expense for the Borrower and its Subsidiaries net of any interest income for such period, whether paid or accrued (including that attributable to obligations which have been or should be, in accordance with GAAP, recorded as Capital Leases), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, all as determined in conformity with GAAP.

    "INTEREST PERIOD" means for each Eurodollar Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Advance is made or deemed made and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2, and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.2. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may select, PROVIDED that:

    3. the Borrower may not select any Interest Period for any Term Advance which ends after any principal repayment date unless, after giving effect to such selection, the aggregate unpaid principal amount of Term Advances that are Base Rate Advances and Term Advances having Interest Periods which end on or before such principal repayment date shall be at least equal to the amount of Term Advances due and payable on or before such date;

    4. Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

    5. whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

    6. any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

    "ISSUING BANK" means NationsBank and any successor Issuing Bank pursuant to Section 7.6.

    "LASERMEDICS CONVERTIBLE NOTE" means the $7,300,000.00 Convertible Subordinated Promissory Note dated May 1, 1996 by Lasermedics, Inc., a Texas corporation, payable to the order of Maxxim Delaware.

    "LEGAL REQUIREMENT" means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations G, T, U and X.

    "LETTER OF CREDIT" means, individually, any letter of credit issued by the Issuing Bank which is subject to this Agreement, and "LETTERS OF CREDIT" means all such letters of credit collectively.

    "LETTER OF CREDIT APPLICATION" means a letter of credit application in substantially the form of the attached EXHIBIT D executed by the Borrower in connection with the issuance of any Letter of Credit.

    "LETTER OF CREDIT DOCUMENTS" means, with respect to any Letter of Credit, such Letter of Credit and any agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.

    "LETTER OF CREDIT EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time PLUS (b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

    "LETTER OF CREDIT OBLIGATIONS" means any obligations of the Borrower under this Agreement in connection with the Letters of Credit.

    "LIEN" means any mortgage, lien, pledge, charge, deed of trust, security interest, or encumbrance to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, or other title retention agreement).

    "LIQUID INVESTMENTS" means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America, (b) commercial paper issued by any Bank or any Affiliate of any Bank or any commercial banking institutions or corporations rated at least P-1 by Moody's Investors Services, Inc. or A-1 by Standard & Poor's Rating Group,
(c) certificates of deposit and bankers' acceptances issued by any of the Banks, or any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000.00 and rated Aa by Moody's Investor Service, Inc. or AA by Standard & Poor's Rating Group, (d) repurchase agreements which are entered into with any of the Banks or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the Government of the United States of America or any agency thereof, and (e) investments in any money market fund which holds investments solely of the type described in the foregoing clauses (a) through
(d). All such Permitted Investments described in clauses (a) through (e) above shall have maturities of not more than 180 days from the date of issue.

    "MAJORITY BANKS" means, at any time, Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Notes held by the Banks and the Letter of Credit Exposure of the Banks at such time, or, if no such principal amount and Letter of Credit Exposure is then outstanding, Banks having at least 66-2/3% of the aggregate amount of the Commitments at such time.
    "MERGER" means the merger of Acquisition with and into the Target contemplated by the Merger Agreement.

    "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of June 10, 1996 among the Maxxim Delaware, Acquisition, and the Target.

    "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

    "NATIONSBANK" means NationsBank of Texas, N.A.

    "NET INCOME" means, for any period, the Borrower's net income for such period, as determined in accordance with GAAP, excluding, however, extraordinary items, including (a) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business and (b) any write-up or write-down of assets.

    "NET WORTH" means, at any date for any Person that is a corporation, the sum of (a) the par value (or value stated on the books of such Person) of the capital stock of all classes of such Person, (b) the additional paid-in capital of such Person, and (c) the amount of the retained earnings of such Person, all determined in accordance with GAAP, excluding, however, the value of any redeemable preferred stock or similar capital stock of such Person.

    "NONORDINARY COURSE ASSET SALES" means, any sales, conveyances, or other transfers made by the Borrower or any of its Subsidiaries (a) of any division of the Borrower or any of its Subsidiaries, (b) of the capital stock of a Subsidiary of the Borrower by the Borrower or any of its Subsidiaries, (c) outside the ordinary course of business of assets in a transaction or related series of transactions in which the aggregate consideration (whether cash, securities, other Property or assumption of Debt) exceeds $3,000,000.00, or (d) which constitutes an Asset Sale and is not an Exempt Asset Sale (as each such term is defined in the Senior Subordinated Note Indenture).

    "NOTE" means a Revolving Credit Note or a Term Note.

    "NOTICE OF BORROWING" means a notice of borrowing signed by the Borrower in substantially the form of the attached EXHIBIT E-1.

    "NOTICE OF CONTINUATION OR CONVERSION" means a notice of continuation or conversion signed by the Borrower in substantially the form of the attached EXHIBIT E-2.

    "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

    "PERMITTED DEBT" means all of the following Debt: (a) Debt of the Credit Parties under the Credit Documents; (b) the Subordinated Debt and any rearrangements, extensions, or refinancings thereof on terms and for amounts substantially similar to the terms and amounts existing as of the date of this Agreement; (c) Debt listed in SCHEDULE II (under Debt and Liens) and any rearrangements, extensions, or refinancings thereof on terms and for amounts substantially similar to the terms and amounts existing as of the date of this Agreement; (d) intercompany Debt incurred in the ordinary course of business owed (i) by any wholly-owned Subsidiary of the Borrower to the Borrower;
(ii) by the Borrower to any of its wholly-owned Subsidiaries; and (iii) by any wholly-owned Subsidiary of the Borrower to another wholly-owned Subsidiary of the Borrower; (e) Debt in the form of accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money) which in both cases are not more than 90 days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings; and (f) purchase money indebtedness and any obligations under Capital Leases in a cumulative amount not to exceed 15% of the Borrower's Net Worth at any time outstanding; PROVIDED that the Borrower may not enter into additional indebtedness of the type described in clause (f) of this definition if a Default is continuing or entering into the additional indebtedness would reasonably be expected to cause a Default.

    "PERMITTED INVESTMENTS" means (a) investments in the form of trade credit to customers of the Borrower and its Subsidiaries arising in the ordinary course of business and represented by accounts from such customers, (b) Liquid Investments, (c) investments listed in SCHEDULE II, (d) other investments or acquisitions of securities in Persons engaged in a line of business substantially similar to the Borrower's line of business on the date of this Agreement not to exceed an aggregate outstanding amount of $8,000,000.00 from the date of this Agreement, (e) ordinary course of business contributions, loans, or advances to, or investments in, (i) a Subsidiary of the Borrower or
(ii) the Borrower, (f) acquisition of the issued and outstanding common stock of the Target in connection with the Tender Offer, (g) the Lasermedics Convertible Note and any equity securities into which such promissory note may be converted in accordance with its terms, and (h) such other investments as the Agent may approve in writing.

    "PERMITTED LIENS" means all of the following Liens: (a) Liens securing the Credit Obligations; (b) Liens disclosed to the Banks in SCHEDULE II (under Debt and Liens) securing the Debt described in part (c) of the definition of Permitted Debt; (c) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens, and other similar liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than 30 days; (d) Liens arising in the ordinary course of business out of pledges or deposits under workers compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation to secure public or statutory obligations; (e) Liens for taxes, assessment, or other governmental charges which are being actively contested in good faith by appropriate proceedings;
(f) Liens securing purchase money debt or Capital Leases permitted under clause
(f) of the definition of Permitted Debt, PROVIDED that each such Lien encumbers only the property purchased or leased in connection with the creation of any such purchase money debt or Capital Lease; and (g) Liens encumbering the capital stock of the Target.

    "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, limited liability company, limited liability partnership, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

    "PLAN" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

    "PLEDGE AGREEMENTS" means the Pledge Agreements made by the Borrower and each of its Subsidiaries (other than, prior to the Merger, Acquisition and its Subsidiaries) now or hereafter existing which has a Subsidiary in substantially the same form as the attached EXHIBIT F, as the same may be amended, supplemented, and otherwise modified from time to time.

    "PRO RATA SHARE" means, at any time with respect to any Bank, either
(a) the ratio (expressed as a percentage) of such Bank's Commitments at such time to the aggregate Commitments at such time or (b) if all of the Commitments have been terminated, the ratio (expressed as a percentage) of such Bank's aggregate outstanding Advances and Letter of Credit Exposure at such time to the aggregate outstanding Advances and Letter of Credit Exposure of all the Banks at such time.

    "PROHIBITED TRANSACTION" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

    "PROPERTY" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

    "REGISTER" has the meaning set forth in Section 8.7(c).

    "REIMBURSEMENT OBLIGATIONS" means all of the obligations of the Borrower set forth in Section 2.12(c).

    "RENTAL EXPENSE" means, for any period, all amounts payable by the Borrower and its Subsidiaries during such period under any lease, sublease, or other instrument (other than a Capital Lease) pursuant to which the Borrower or any of its Subsidiaries is entitled to use any Property of another Person as determined in accordance with GAAP.

    "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

    "REVOLVING CREDIT ADVANCE" means any advance by a Bank to the Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Advance.

    "REVOLVING CREDIT BORROWING" means a Borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Banks pursuant to
Section 2.1(a) or Converted by each Bank to Revolving Credit Advances of a different Type pursuant to Section 2.2(b).

    "REVOLVING CREDIT COMMITMENT" means, for each Bank, the obligation of each Bank to advance to Borrower the amount set opposite such Bank's name on the signature pages of this Agreement as its Revolving Credit Commitment, or if such Bank has entered into any Assignment and Acceptance, set forth for such Bank as its Revolving Credit Commitment in the Register, as such amount may be reduced pursuant to Section 2.1(c); PROVIDED that, after the Revolving Credit Maturity Date, the Revolving Credit Commitment for such Bank shall be zero.

    "REVOLVING CREDIT MATURITY DATE" means the earlier of (a) July 31, 2002, as such date may be extended pursuant to Section 2.1(d) and (b) the earlier termination in whole of the Revolving Credit Commitments pursuant to Section 2.1(c) or Article 7.

    "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of a Bank, in substantially the form of the attached EXHIBIT G-1, evidencing indebtedness of the Borrower to such Bank resulting from Revolving Credit Advances owing to such Bank.

    "SENIOR SUBORDINATED NOTE INDENTURE" means the Indenture dated as of July 30, 1996 between the Borrower and First Union Bank of North Carolina, trustee, under which the Senior Subordinated Notes are issued.

    "SENIOR SUBORDINATED NOTES" means the 10-1/2% Senior Subordinated Notes due 2006 issued by the Borrower under the Senior Subordinated Note Indenture.

    "SUBORDINATED DEBT" means Debt of the Borrower or any of its Subsidiaries
(a) under the Convertible Note Indenture and (b) under the Senior Subordinated
Note Indenture.
    "SUBSIDIARY" means, with respect to any Person, any other Person, a majority of whose outstanding Voting Securities (other than directors' qualifying shares) shall at any time be owned by such Person or one or more Subsidiaries of such Person.

    "TARGET" means Sterile Concepts Holdings, Inc., a Virginia corporation.

    "TENDER OFFER" means the tender offer by Acquisition, Maxxim Delaware, or the Borrower to purchase the outstanding common stock of the Target in accordance with the terms of the Tender Offer Documents.

    "TENDER OFFER DOCUMENTS" means the Merger Agreement, the Form 14d-1 filed by the Borrower and Acquisition with the Securities and Exchange Commission ("SEC") on June 14, 1996 and all amendments thereto, the Form 14d-9 filed by the Target with the SEC on June 14, 1996 and all amendments thereto, and all other documents, instruments, or SEC filings executed, delivered or filed in connection with the Tender Offer.

    "TERM ADVANCE" means an advance by a Bank to the Borrower as part of a Term Borrowing and refers to a Base Rate Advance or a Eurodollar Advance.

    "TERM BORROWING" means the Borrowing consisting of simultaneous Term Advances of the same Type made by each Bank pursuant to Section 2.1(b) or Converted by each Bank to Term Advances of a different Type pursuant to
Section 2.2(b).

    "TERM COMMITMENT" means, for each Bank, the amount set opposite such Bank's name on the signature pages of this Agreement as its Term Commitment or, if such Bank has entered into any Assignment and Acceptance, set forth for such Bank as its Term Commitment in the Register; PROVIDED, however, that after the earlier of (a) December 13, 1996 and (b) the date the second Term Borrowing, if any, is made, the Term Commitment for such Bank shall be zero.

    "TERM MATURITY DATE" means July 31, 2002.

    "TERM NOTE" means a promissory note of the Borrower payable to the order of any Bank in substantially the form of the attached EXHIBIT G-2, evidencing indebtedness of the Borrower to such Bank resulting from any Term Advances owing to such Bank.

    "TERMINATION EVENT" means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA,
(c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

    "TOTAL DEBT RATIO"means the ratio, determined as of the last day of each of the Borrower's fiscal quarters, of (a) the Borrower's Debt as of such day; PROVIDED that (i) on the last day of the fiscal quarter ending on or about October 31, 1996, one-fourth, (ii) on the last day of the fiscal quarter ending on or about January 31, 1997, one-half, and (iii) on the last day of the fiscal quarter ending on or about April 30, 1997, three-fourths of the Borrower's Debt as at each such day shall be used to calculate this ratio to (b) EBITDA (i) for the fiscal quarter ending on or about October 31, 1996, (ii) for the two fiscal quarters ending on or about January 31, 1997, (iii) for the three fiscal quarters ending on or about April 30, 1997, and (iv) for the four fiscal quarters ending on each such day thereafter PLUS, with respect to each acquisition permitted by this Agreement, including the Tender Offer, and made during such period, the aggregate amount of EBITDA attributable to the business acquired for the period commencing of the first day of such period and ending on the date of the closing of such acquisition MINUS, with respect any asset sales permitted by this Agreement and made during such period, the aggregate amount of EBITDA attributable to the assets sold during such period.

    "TYPE" has the meaning set forth in Section 1.4.

    "VOTING SECURITIES" means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency),
(b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

    Section 7. COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

    Section 8. ACCOUNTING TERMS; CHANGES IN GAAP. 8. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the financial statements referred to in Section 4.4 (except for changes which the Borrower's independent public accountants make no exceptions), and the Borrower shall not permit any change (except for changes with the Borrower's independent public accountants make no exceptions) any method of accounting employed in the preparation of the financial statements referred to in Section 4.4 unless required to conform to GAAP or approved in writing by the Agent.

    9. Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, all determinations of the Applicable Margin, and all calculations of any amounts to be calculated under the definitions in Section 1.01 shall be based upon the consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP and consistent with the principles of consolidation applied in preparing the Borrower's financial statements referred to in Section 4.4 (except for changes in the principles of consolidation to which the Borrower's independent public accountants take no exception).

    Section 10. CLASSES AND TYPES OF ADVANCES. Advances are distinguished by "Class" and "Type". The "Class" of an Advance refers to the determination of whether such Advance is a Term Advance or a Revolving Credit Advance. The "Type" of an Advance refers to the determination of whether such Advance is a Base Rate Advance or a Eurodollar Advance.

    Section 11. MISCELLANEOUS. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified.


                                  ARTICLE 12.

                               CREDIT FACILITIES

    Section 13. COMMITMENTS.

    14. REVOLVING CREDIT COMMITMENT. Each Bank severally agrees, on the terms and conditions set forth in this Agreement and for the purposes set forth in Section 5.7, to make Revolving Credit Advances to the Borrower from time-to-time on any Business Day during the period from the Effective Date until the Revolving Credit Maturity Date in an aggregate amount not to exceed the amount of (i) such Bank's Revolving Credit Commitment MINUS (ii) such Bank's Pro Rata Share of the Letter of Credit Exposure. Each Revolving Credit Borrowing shall
(i) be in an aggregate amount not less than $400,000.00 and in integral multiples of $100,000.00 in excess thereof and (ii) consist of Revolving Credit Advances of the same Type made on the same day by the Banks ratably according to their respective Revolving Credit Commitments. Within the limits of each Bank's Revolving Credit Commitment, the Borrower may from time-to-time borrow, prepay pursuant to Section 2.3, and reborrow under this Section 2.1(a).

    15. TERM COMMITMENT.    Each Bank severally agrees, on the terms and
conditions set forth in this Agreement, to make up to two Term Advances to the Borrower on a Business Day during the period from the Effective Date until December 13, 1996 in an aggregate amount not to exceed such Bank's Term Commitment.

    16. REDUCTION OF THE COMMITMENTS. The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Agent, to terminate in whole or reduce ratably in part the unused portion of the Revolving Credit Commitments; PROVIDED that each partial reduction shall be in the aggregate amount of $5,000,000.00 and an integral multiple of $1,000,000.00. Any reduction or termination of the Commitments pursuant to this Section 2.1(c) shall be permanent, with no obligation of the Banks to reinstate such Commitments and the commitment fees provided for in
Section 2.5(a) shall thereafter be computed on the basis of the Commitments, as so reduced.

    17. EXTENSION OF REVOLVING CREDIT MATURITY DATE.

    0.0.0.1. SO LONG AS NO DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING AT SUCH TIME, AT LEAST 90 BUT NOT MORE THAN 120 DAYS BEFORE EACH JULY 31 BEGINNING JULY 31, 1998 THROUGH JULY 31, 2001, THE BORROWER MAY REQUEST IN WRITING TO THE AGENT AND EACH BANK THAT THE BANKS EXTEND THE REVOLVING CREDIT MATURITY DATE BY ONE YEAR. ON OR BEFORE THE IMMEDIATELY FOLLOWING MAY 15 AFTER EACH SUCH REQUEST, EACH BANK SHALL NOTIFY THE AGENT AND THE BORROWER IN WRITING WHETHER IT ELECTS TO SO EXTEND THE REVOLVING CREDIT MATURITY DATE. ANY FAILURE BY A BANK TO SO NOTIFY THE AGENT AND THE BORROWER SHALL BE DEEMED TO BE A DECISION BY SUCH BANK TO NOT EXTEND THE REVOLVING CREDIT MATURITY DATE.

    0.0.0.2. IF EACH BANK ELECTS TO EXTEND THE REVOLVING CREDIT MATURITY DATE, THE REVOLVING CREDIT MATURITY DATE SHALL AUTOMATICALLY EXTEND FOR
ONE YEAR.

    0.0.0.2.1. NOTES. The indebtedness of the Borrower to each Bank resulting from Revolving Credit Advances owing to such Bank shall be evidenced by a Revolving Credit Note. The indebtedness of the Borrower to each Bank resulting from Term Advances owing to such Bank shall be evidenced by a Term Note.

    Section 0.0.0.2.2.  ADVANCING.

    0.0.0.2.3. NOTICE. Each Borrowing shall be made pursuant to a Notice of Borrowing, given not later than (i) 10:00 a.m. (Dallas, Texas time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Advance or (ii) 10:00 a.m. (Dallas, Texas time) on the Business Day of the proposed Borrowing, in the case of a Base Rate Advance, by the Borrower to the Agent, which shall give to each Bank prompt notice of such proposed Borrowing by telecopier or telex. Each Notice of Borrowing shall be by telecopier or telex, confirmed immediately by the Borrower with a hard copy, specifying the requested (i) date of such Borrowing, (ii) Type and Class of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Advances, Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Advances, the Agent shall promptly notify each Bank of the applicable interest rate under Section 2.6(b). Each Bank shall (i) in the case of all Borrowings other than Borrowings made on the same day as the day the Notice of Borrowing is received, before 11:00 a.m. (Dallas, Texas time) on the date of such Borrowing and (ii) in the case of Borrowings made on the same day as the date of the Notice of Borrowing, before 1:00 p.m. (Dallas, Texas time), make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 8.8, or such other location as the Agent may specify by notice to the Banks, in same day funds, such Bank's Pro Rata Share of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Agent will make such funds available to the Borrower at its account with the Agent.

    0.0.0.2.4.  CONVERSIONS AND CONTINUATIONS.  In order to elect to
Convert or continue an Advance under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Agent at the Agent's office no later than 11:00 a.m. (Dallas, Texas time) (i) on the Business Day of the proposed conversion date in the case of a Conversion to a Base Rate Advance and (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, a Eurodollar Advance. Each such Notice of Conversion or Continuation shall be in writing or by telex or telecopier, confirmed immediately by the Borrower with a hard copy, specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the amount, Type, and Class of the Advance to be Converted or continued, (iii) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advance, and (iv) in the case of a Conversion to, or a continuation of, a Eurodollar Advance, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurodollar Advance, notify each Bank of the applicable interest rate under
Section 2.6(b). The portion of Advances comprising part of the same Borrowing that are converted to Advances of another Type shall constitute a new Borrowing.

    0.0.0.2.5. CERTAIN LIMITATIONS. Notwithstanding anything in paragraphs (a) and (b) above:

    0.0.0.3. AT NO TIME SHALL THERE BE MORE THAN FIVE INTEREST PERIODS APPLICABLE TO OUTSTANDING EURODOLLAR ADVANCES;

    0.0.0.4. THE BORROWER MAY NOT SELECT EURODOLLAR ADVANCES FOR ANY BORROWING IF THE AGGREGATE AMOUNT OF SUCH BORROWING IS LESS THAN
$1,000,000.00 OR AT ANY TIME WHEN A DEFAULT HAS OCCURRED AND IS
CONTINUING;

    0.0.0.5. (A) IF ANY BANK SHALL, AT LEAST ONE BUSINESS DAY BEFORE THE DATE OF ANY REQUESTED BORROWING, NOTIFY THE AGENT THAT THE INTRODUCTION OF OR ANY CHANGE IN OR IN THE INTERPRETATION OF ANY LAW OR REGULATION MAKES
IT UNLAWFUL, OR THAT ANY CENTRAL BANK OR OTHER GOVERNMENTAL AUTHORITY ASSERTS THAT IT IS UNLAWFUL, FOR SUCH BANK OR ITS EURODOLLAR LENDING
OFFICE TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT TO MAKE EURODOLLAR ADVANCES OR TO FUND OR MAINTAIN EURODOLLAR ADVANCES, THE RIGHT OF THE BORROWER TO SELECT EURODOLLAR ADVANCES FOR SUCH BORROWING OR FOR ANY SUBSEQUENT BORROWING SHALL BE SUSPENDED UNTIL SUCH BANK SHALL NOTIFY THE AGENT THAT THE CIRCUMSTANCES CAUSING SUCH SUSPENSION NO LONGER EXIST, AND EACH ADVANCE COMPRISING SUCH BORROWING SHALL BE A BASE RATE ADVANCE AND
(B) SUCH BANK AGREES TO USE COMMERCIALLY REASONABLE EFFORTS (CONSISTENT WITH ITS INTERNAL POLICIES AND LEGAL AND REGULATORY RESTRICTIONS) TO DESIGNATE A DIFFERENT EURODOLLAR LENDING OFFICE IF THE MAKING OF SUCH DESIGNATION WOULD AVOID THE EFFECT OF THIS PARAGRAPH AND WOULD NOT, IN THE REASONABLE JUDGMENT OF SUCH BANK, BE OTHERWISE DISADVANTAGEOUS TO SUCH BANK;

    0.0.0.6. IF THE AGENT IS UNABLE TO DETERMINE THE EURODOLLAR RATE FOR EURODOLLAR ADVANCES COMPRISING ANY REQUESTED BORROWING, THE RIGHT OF THE BORROWER TO SELECT EURODOLLAR ADVANCES FOR SUCH BORROWING OR FOR ANY SUBSEQUENT BORROWING SHALL BE SUSPENDED UNTIL THE AGENT SHALL NOTIFY THE BORROWER AND THE BANKS THAT THE CIRCUMSTANCES CAUSING SUCH SUSPENSION NO LONGER EXIST, AND EACH ADVANCE COMPRISING SUCH BORROWING SHALL BE A BASE RATE ADVANCE;

    0.0.0.7. IF THE MAJORITY BANKS SHALL, AT LEAST ONE BUSINESS DAY BEFORE THE DATE OF ANY REQUESTED BORROWING, NOTIFY THE AGENT THAT THE EURODOLLAR RATE FOR EURODOLLAR ADVANCES COMPRISING SUCH BORROWING WILL NOT ADEQUATELY REFLECT THE COST TO SUCH BANKS OF MAKING OR FUNDING THEIR RESPECTIVE EURODOLLAR ADVANCES, AS THE CASE MAY BE, FOR SUCH BORROWING, THE RIGHT OF THE BORROWER TO SELECT EURODOLLAR ADVANCES FOR SUCH BORROWING OR FOR ANY SUBSEQUENT BORROWING SHALL BE SUSPENDED UNTIL THE AGENT SHALL NOTIFY THE BORROWER AND THE BANKS THAT THE CIRCUMSTANCES CAUSING SUCH SUSPENSION NO LONGER EXIST, AND EACH ADVANCE COMPRISING SUCH BORROWING SHALL BE A BASE RATE ADVANCE; AND

    0.0.0.8. IF THE BORROWER SHALL FAIL TO SELECT THE DURATION OR CONTINUATION OF ANY INTEREST PERIOD FOR ANY EURODOLLAR ADVANCES IN ACCORDANCE WITH THE PROVISIONS CONTAINED IN THE DEFINITION OF INTEREST PERIOD IN SECTION 1.1 AND PARAGRAPH (B) ABOVE, THE AGENT WILL FORTHWITH SO NOTIFY THE BORROWER AND THE BANKS AND SUCH ADVANCES WILL BE MADE AVAILABLE TO THE BORROWER ON THE DATE OF SUCH BORROWING AS BASE RATE ADVANCES OR, IF AN EXISTING ADVANCE, CONVERT INTO BASE RATE ADVANCES.

    0.0.0.8.1. NOTICES IRREVOCABLE. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Advances, the Borrower shall indemnify each Bank against any loss, out-of-pocket cost or expense actually incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article 3, including, without limitation, any loss, cost or expense actually incurred by such Bank by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

    0.0.0.8.2. AGENT RELIANCE. Unless the Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Agent such Bank's Pro Rata Share of any Borrowing, the Agent may assume that such Bank has made its Pro Rata Share of such Borrowing available to the Agent on the date of such Borrowing in accordance with Section 2.2(a), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Borrowing available to the Agent, such Bank and the Borrower severally agree to immediately repay to the Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for such day. If such Bank shall repay to the Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

    Section 0.0.0.8.3.  PREPAYMENTS.

    0.0.0.8.4. RIGHT TO PREPAY. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.3.

    0.0.0.8.5. OPTIONAL. The Borrower may elect to prepay any of the Advances without penalty or premium except as set forth in Section 2.8 after giving by 11:00 a.m. (Dallas, Texas time) (i) in the case of Eurodollar Advances, at least three Business Days' or (ii) in case of Base Rate Advances, same Business Day's prior written notice to the Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment being made on such date; PROVIDED that each partial prepayment of a Borrowing comprised of
(i) Base Rate Advances shall be in a minimum amount not less than $400,000.00 and in multiple integrals of $100,000.00 in excess thereof and (ii) Eurodollar Advances shall be in a minimum amount not less than $1,000,000.00 and in multiple integrals of $100,000.00 in excess thereof.

    0.0.0.8.6.  MANDATORY.

    0.0.0.9. ON THE DATE OF EACH REDUCTION OF THE AGGREGATE REVOLVING CREDIT COMMITMENTS PURSUANT TO SECTION 2.1(C), THE BORROWER AGREES TO MAKE A PREPAYMENT IN RESPECT OF THE OUTSTANDING AMOUNT OF REVOLVING CREDIT ADVANCES TO THE EXTENT, IF ANY, THAT THE AGGREGATE UNPAID PRINCIPAL AMOUNT OF ALL REVOLVING CREDIT ADVANCES EXCEEDS THE AGGREGATE REVOLVING CREDIT COMMITMENTS, AS SO REDUCED.

    0.0.0.10.   THE BORROWER SHALL REPAY THE TERM ADVANCES:

            0.0.0.10.1. PROMPTLY AFTER THE RECEIPT OF THE CASH
PROCEEDS FROM A NONORDINARY COURSE ASSET SALE, BY AN AMOUNT EQUAL TO 100% OF THE NET CASH PROCEEDS ANY CREDIT PARTY RECEIVES FROM SUCH
NONORDINARY COURSE ASSET SALE AND

            0.0.0.10.2. PROMPTLY AFTER THE RECEIPT OF THE CASH
PROCEEDS FROM THE SALE OF ANY CAPITAL STOCK, BY AN AMOUNT EQUAL TO 50% OF THE NET CASH PROCEEDS ANY CREDIT PARTY RECEIVES FROM THE SALE OF ITS CAPITAL STOCK.

    0.0.0.11. EACH PREPAYMENT PURSUANT TO THIS SECTION 2.3 SHALL BE ACCOMPANIED BY ACCRUED INTEREST ON THE AMOUNT PREPAID TO THE DATE OF SUCH PREPAYMENT AND AMOUNTS, IF ANY, REQUIRED TO BE PAID PURSUANT TO
SECTION 2.8 AS A RESULT OF SUCH PREPAYMENT BEING MADE ON SUCH DATE.

    0.0.0.11.1. APPLICATION OF TERM ADVANCE PREPAYMENTS. Each prepayment of Term Advances shall be applied, at the Borrower's option, (i) to the scheduled principal installments in the inverse order of their maturity or
(ii) to the scheduled principal installments pro rata.

    Section 0.0.0.11.2. REPAYMENT.

    0.0.0.11.3. REVOLVING CREDIT ADVANCES.  The Borrower shall pay to each
Bank the aggregate amount of the Revolving Credit Advances owed to such Bank on the Revolving Credit Maturity Date.

    0.0.0.11.4. TERM ADVANCES. The Borrower shall repay the Term Advances ratably to the Banks in 24 installments on each October 31, January 31, April 30, and July 31 beginning October 31, 1996 in the following amounts on the following dates:

            From October 31, 1996
            through July 31, 1997           $1,500,000.00

            From October 31, 1997
            through July 31, 1998           $3,000,000.00

            From October 31, 1998
            through July 31, 1999           $3,750,000.00

            From October 31, 1999
            through July 31, 2001           $4,375,000.00

            From October 31, 2001
            through July 31, 2002           $5,500,000.00

The Borrower shall pay to each Bank the aggregate amount of the Term Advance owed to such Bank on the Term Maturity Date.

    Section 0.0.0.11.5. FEES.

    0.0.0.11.6. COMMITMENT FEES. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily amount by which such Bank's Commitments exceeds the sum of such Bank's outstanding Advances and Pro Rata Share of the Letter of Credit Exposure from the date of this Agreement until the Revolving Credit Maturity Date at the rate equal to the Applicable Margin for commitment fees during such period. The fee payable pursuant to this clause (a) is due quarterly in arrears on October 31, January 31, April 30, and July 31 of each year commencing October 31, 1996, and on the Revolving Credit Maturity Date.

    0.0.0.11.7. AGENT'S AND ARRANGER'S FEES. The Borrower agrees to pay to the Agent and the Arranger the agent's and arranger's fees described in the letter dated June 8, 1996, from the Agent to the Borrower.

    0.0.0.11.8. LETTER OF CREDIT FEES. The Borrower agrees to pay (i) to the Agent for the pro rata benefit of the Banks, a fee per annum for each Letter of Credit equal to the Applicable Margin for Eurodollar Advances of the face amount of such Letter of Credit and (ii) to the Issuing Bank, a fee for each Letter of Credit of 0.125% per annum of the face amount of such Letter of Credit. Each such fee shall be based on the maximum amount available to be drawn under such Letter of Credit from the date of issuance of the Letter of Credit until its Expiration Date and be payable in advance (A) on the date of the issuance of the Letter of Credit for the period from such date until the first to occur of October 31, January 31, April 30, or July 31 after such date and (B) on each October 31, January 31, April 30, and July 31 thereafter until its expiration date for the period from such date to the earlier of the end of the three month period following such date and its expiration date.

    Section 0.0.0.11.9. INTEREST.

    0.0.0.11.10. BASE RATE ADVANCES. Each Base Rate Advance shall bear interest at the Adjusted Base Rate in effect from time-to-time PLUS the Applicable Margin, PROVIDED that (i) while an Event of Default pursuant to
Section 6.1(a) is continuing or (ii) (A) while any Event of Default other than pursuant to Section 6.1(a) is continuing and (B) the Agent has given the Borrower notice that the Majority Banks have exercised their right to increase the rate of interest, the Base Rate Advances shall bear interest at the Adjusted Base Rate in effect from time-to-time PLUS the Applicable Margin PLUS 2%. The Borrower shall pay to each Bank all accrued but unpaid interest on such Bank's Base Rate Advances on each October 31, January 31, April 30, and July 31 beginning with October 31, 1996, on the date such Base Rate Advances are repaid in full, and on the Revolving Credit Maturity Date.

    0.0.0.11.11. EURODOLLAR ADVANCES. Each Eurodollar Advance shall bear interest during its Interest Period equal to at all times the Eurodollar Rate for such Interest Period PLUS the Applicable Margin in effect from time-to-time, PROVIDED that (i) while an Event of Default pursuant to Section 6.1(a) is continuing or (ii) (A) while any Event of Default other than pursuant to
Section 6.1(a) is continuing and (B) the Agent has given the Borrower notice that the Majority Banks have exercised their right to increase the rate of interest, the Eurodollar Advances shall bear interest at the Eurodollar Rate in effect from time-to-time PLUS the Applicable Margin PLUS 2%. The Borrower shall pay to each Bank all accrued but unpaid interest on each of such Bank's Eurodollar Advances on the last day of the Interest Period therefor (provided that for Eurodollar Advances with six month Interest Periods, accrued but unpaid interest shall also be due on the day three months from the first day of such Interest Period), on the date any Eurodollar Advance is repaid in full, and on the Revolving Credit Maturity Date.

    0.0.0.11.12. ADDITIONAL INTEREST ON EURODOLLAR ADVANCES. The Borrower shall pay to each Bank so long as such Bank shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Advance of such Bank, from the effective date of such Eurodollar Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (A) the Eurodollar Rate for the Interest Period for such Eurodollar Advance from (B) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% MINUS the Eurodollar Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest payable to any Bank shall be determined by such Bank and notified to the Borrower (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error).

    0.0.0.11.13. RECAPTURE. If the stated rates of interest under this Agreement ever exceed the Highest Lawful Rate, then the outstanding principal amount of the loans made hereunder shall bear interest at the Highest Lawful Rate until the difference between the interest which would have been due at the stated rates of interest and the amount due at the Highest Lawful Rate (the "Lost Interest") has been recaptured by the Bank. If when the loans made hereunder are repaid in full the Lost Interest has not been fully recaptured by the Banks pursuant to the preceding sentence, then the loans made hereunder shall be deemed to have accrued interest at the Highest Lawful Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to the Banks the amount of the Lost Interest remaining to be recaptured by the Bank. Notwithstanding the foregoing or any other term in this Agreement and the Credit Documents to the contrary, it is the intention of the Banks and the Borrower to conform strictly to any applicable usury laws. Accordingly, if the Banks contract for, charge, or receive any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at the Bank's option be applied to the outstanding amount of the loans made hereunder or be refunded to the Borrower.

    Section 0.0.0.11.14.    ILLEGALITY.  If any Bank shall notify the
Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its Alternate Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Advances of such Bank then outstanding hereunder,
(a) the Borrower shall, no later than 10:00 a.m. (Dallas, Texas, time) (i) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Advance or (ii) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Advances of such Bank then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.8(b) as a result of such prepayment being made on such date, (b) such Bank shall simultaneously make a Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Advances prepaid to such Bank, and
(c) the right of the Borrower to select Eurodollar Advances from such Bank for any subsequent Borrowing shall be suspended until such Bank shall notify the Borrower that the circumstances causing such suspension no longer exist. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

    Section 0.0.0.11.15.    BREAKAGE COSTS.

    0.0.0.11.16. FUNDING LOSSES. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Advances, the Borrower shall indemnify each Bank against any loss, out-of-pocket cost, or expense incurred by such Bank as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article 3, including, without limitation, any loss (including any loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Eurodollar Advance to be made by such Bank as part of such Borrowing when such Eurodollar Advance, as a result of such failure, is not made on such date.

    0.0.0.11.17. PREPAYMENT LOSSES. If (i) any payment of principal of any Eurodollar Advance is made other than on the last day of the Interest Period for such Advance as a result of any voluntary prepayment, payment pursuant to
Section 2.9, the acceleration of the maturity of the Notes, or for any other reason or (ii) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Bank to the Borrower, pay to such Bank any amounts required to compensate such Bank for any additional losses, out-of-pocket costs, or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

    Section 0.0.0.11.18.    INCREASED COSTS.

    0.0.0.11.19. EURODOLLAR ADVANCES. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Percentage) in or change in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make, making, funding, or maintaining Eurodollar Advances, then the Borrower shall, from time-to-time, upon demand by such Bank, immediately pay to such Bank additional amounts sufficient to compensate such Bank for such increased cost; PROVIDED that before making any such demand, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid or decrease such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate as to the amount of such increased cost submitted to the Borrower by such Bank shall be conclusive and binding for all purposes, absent manifest error.

    0.0.0.11.20. CAPITAL ADEQUACY. If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend hereunder and other commitments of this type, then, upon 30 days prior written notice by such Bank, the Borrower shall immediately pay to such Bank from time-to-time as specified by such Bank, additional amounts sufficient to compensate such Bank in light of such circumstances to the extent that such Bank reasonably determines such increase in required capital to be allocable to the existence of such Bank's commitment to lend under this Agreement. A certificate as to such amounts submitted to the Borrower by such Bank shall be conclusive and binding for all purposes, absent manifest error.

    0.0.0.11.21. LETTERS OF CREDIT. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit (which increase in cost shall be determined by the Issuing Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the Issuing Bank, the Borrower shall pay to the Issuing Bank, from time-to-time as specified by the Issuing Bank, additional amounts which shall be sufficient to compensate the Issuing Bank for such increased cost. The Issuing Bank agrees to use commercially reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for the booking of its Letters of Credit if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of the Issuing Bank, be otherwise disadvantageous to the Issuing Bank. A certificate as to such increased cost incurred by the Issuing Bank, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by the Issuing Bank to the Borrower, shall be conclusive and binding for all purposes, absent manifest error.

    Section 0.0.0.11.22.    PAYMENTS AND COMPUTATIONS.

    0.0.0.11.23. PAYMENT PROCEDURES. The Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Dallas, Texas time) on the day when due in Dollars to the Agent at the location referred to in the Notes (or such other location as the Agent shall designate in writing to the Borrower) in same day funds. The Agent will promptly thereafter, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Agent, the Issuing Bank, or a specific Bank pursuant to Sections 2.5(b), 2.5(c), 2.6(c), 2.8, 2.9, 2.11, and 8.2 but after taking into account payments effected pursuant to Section 8.1) in accordance with each Bank's Pro Rata Share to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or the Issuing Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

    0.0.0.11.24. AUTHORITY TO CHARGE ACCOUNTS. The Borrower hereby authorizes each Bank, if and to the extent payment owed to such Bank is not made when due, taking into consideration any applicable grace period, to charge from time-to-time against any account of the Borrower with such Bank any amount so due.

    0.0.0-11.25.    NON-BUSINESS DAY PAYMENTS.  Whenever any payment shall be
stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; PROVIDED that if such extension would cause payment of interest on or principal of Eurodollar Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

    0.0.0.11.26. COMPUTATIONS. All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate, the Federal Funds Rate, and of fees shall be made by the Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

    0.0.0.11.27. SHARING OF PAYMENTS, ETC. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by the Banks, such Bank shall notify the other Bank and forthwith purchase from the other Bank such participations in the Advances made by it as shall be necessary to cause such purchasing Bank to share the excess payment ratably with the other Bank; PROVIDED that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from the other Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share, but without interest. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.10(e) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

    Section 0.0.0.11.28.    TAXES.

    0.0.0.11.29. NO DEDUCTION FOR CERTAIN TAXES. Any and all payments by the Borrower shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, taxes imposed on its income and franchise taxes imposed on it by the jurisdiction under the laws of which such Bank is organized or any political subdivision of such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes") and, in the case of each Bank, Taxes by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision of such jurisdiction. Unless the Bank can prevent withholding by complying with Section 2.11(e), if the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Bank receives an amount equal to the sum it would have received had no such deductions been made;
(ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

    0.0.0.11.30. OTHER TAXES. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "Other Taxes").

    0.0.0.11.31. INDEMNIFICATION. The Borrower indemnifies each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.11) paid by such Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the party claiming such indemnification within 30 days from the date the Borrower receives written demand therefor.

    0.0.0.11.32. EVIDENCE OF TAX PAYMENTS. The Borrower shall pay when due all Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Borrower shall provide to the Agent an original or a certified copy of a receipt evidencing payment of such Taxes.

    0.0.0.11.33. FOREIGN BANK WITHHOLDING EXEMPTION. Each Bank and Issuing Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such letter or forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to timely provide the requisite Internal Revenue Service forms.

    Section 0.0.0.11.34.    LETTERS OF CREDIT.

    0.0.0.11.35. ISSUANCE. From time-to-time from the Effective Date until the Revolving Credit Maturity Date, at the request of the Borrower, the Issuing Bank shall, on the terms and conditions hereinafter set forth, issue, increase, or extend the Expiration Date of Letters of Credit for the account of the Borrower on any Business Day. No Letter of Credit shall be issued, increased, or extended:

    0.0.0.12. UNLESS SUCH ISSUANCE, INCREASE, EXTENSION OR CONVERSION WOULD NOT CAUSE THE LETTER OF CREDIT EXPOSURE TO EXCEED THE LESSER OF
(A) $15,000,000.00 OR (B) THE AGGREGATE REVOLVING CREDIT COMMITMENTS MINUS THE AGGREGATE OUTSTANDING PRINCIPAL AMOUNT OF ALL REVOLVING CREDIT ADVANCES;

    0.0.0.13. UNLESS SUCH LETTER OF CREDIT HAS AN EXPIRATION DATE NOT LATER THAN THE EARLIER OF (A) TWELVE MONTHS AFTER THE DATE OF ISSUANCE THEREOF OR (B) THE REVOLVING CREDIT MATURITY DATE;

    0.0.0.14.   UNLESS THE LETTER OF CREDIT DOCUMENTS EXECUTED IN
CONNECTION WITH LETTERS OF CREDIT ARE IN FORM AND SUBSTANCE ACCEPTABLE TO THE ISSUING BANK IN ITS SOLE DISCRETION;

    0.0.0.15. UNLESS SUCH LETTER OF CREDIT IS A STANDBY LETTER OF CREDIT NOT SUPPORTING THE REPAYMENT OF INDEBTEDNESS FOR BORROWED MONEY OF ANY PERSON;

    0.0.0.16. UNLESS THE BORROWER HAS DELIVERED TO THE ISSUING BANK A COMPLETED AND EXECUTED LETTER OF CREDIT APPLICATION; AND

    0.0.0.17. UNLESS SUCH LETTER OF CREDIT IS GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION),
INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 OR ANY SUCCESSOR TO SUCH PUBLICATION.

If the terms of any Letter of Credit Application referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

    0.0.0.17.1. PARTICIPATIONS.  (i) On the Effective Date, the Issuing
Bank shall be deemed to have sold to each Bank and each other Bank shall be deemed to have purchased from the Issuing Bank a participation equal to such Bank's Pro Rata Share at such date in the Letter of Credit Obligations related to each Letter of Credit issued under the Existing Credit Agreement and outstanding on the Effective Date and (ii) upon the date of the issuance or increase of a Letter of Credit, the Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from the Issuing Bank a participation in the related Letter of Credit Obligations equal to such Bank's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement.
The Issuing Bank shall promptly notify each such participant Bank by telex, telephone, or telecopy of each Letter of Credit issued, increased, or extended and the actual dollar amount of such Bank's participation in such Letter of Credit.

    0.0.0.17.2. REIMBURSEMENT. The Borrower hereby agrees to pay on demand to the Issuing Bank an amount equal to any amount paid by the Issuing Bank under any Letter of Credit. In the event the Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, the Issuing Bank shall give the Agent notice of the Borrower's failure to make such reimbursement and the Agent shall promptly notify each Bank of the amount necessary to reimburse the Issuing Bank. Upon such notice from the Agent, each Bank shall promptly reimburse the Issuing Bank for such Bank's Pro Rata Share of such amount, and such reimbursement shall be deemed for all purposes of this Agreement to be a Base Rate Revolving Credit Advance to the Borrower transferred at the Borrower's request to the Issuing Bank. If such reimbursement is not made by any Bank to the Issuing Bank on the same day on which the Agent notifies such Bank to make reimbursement to the Issuing Bank hereunder, such Bank shall pay interest on its Pro Rata thereof to the Issuing Bank at a rate per annum equal to the Federal Funds Rate. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Agent and the Banks to record and otherwise treat such reimbursements to the Issuing Bank as a Revolving Credit Borrowing comprised of Base Rate Advances requested by the Borrower to reimburse the Issuing Bank which have been transferred to the Issuing Bank at the Borrower's request.

    0.0.0.17.3. OBLIGATIONS UNCONDITIONAL. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

    0.0.0.18. ANY LACK OF VALIDITY OR ENFORCEABILITY OF ANY LETTER OF CREDIT DOCUMENTS;

    0.0.0.19. ANY AMENDMENT OR WAIVER OF, OR ANY CONSENT TO, DEPARTURE FROM ANY LETTER OF CREDIT DOCUMENTS;

    0.0.0.20. THE EXISTENCE OF ANY CL-IM, SET-OFF, DEFENSE, OR OTHER RIGHT WHICH THE BORROWER MAY HAVE AT ANY TIME AGAINST ANY BENEFICIARY OR TRANSFEREE OF SUCH LETTER OF CREDIT (OR ANY PERSONS FOR WHOM ANY SUCH BENEFICIARY OR ANY SUCH TRANSFEREE MAY BE ACTING), THE ISSUING BANK, OR ANY OTHER PERSON OR ENTITY, WHETHER IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT OR IN ANY LETTER OF CREDIT DOCUMENTS, OR ANY UNRELATED TRANSACTION;

    0.0.0.21. ANY STATEMENT OR ANY OTHER DOCUMENT PRESENTED UNDER SUCH LETTER OF CREDIT PROVING TO BE FORGED, FRAUDULENT, INVALID, OR
INSUFFICIENT IN ANY RESPECT OR ANY STATEMENT THEREIN BEING UNTRUE OR INACCURATE IN ANY RESPECT TO THE EXTENT THE ISSUING BANK WOULD NOT BE LIABLE THEREFOR PURSUANT TO THE FOLLOWING PARAGRAPH (E);

    0.0.0.22. PAYMENT BY THE ISSUING BANK UNDER SUCH LETTER OF CREDIT AGAINST PRESENTATION OF A DRAFT OR CERTIFICATE WHICH DOES NOT COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT; OR

    0.0.0.23. ANY OTHER CIRCUMSTANCE OR HAPPENING WHATSOEVER, WHETHER OR NOT SIMILAR TO ANY OF THE FOREGOING;

PROVIDED that nothing contained in this paragraph (d) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit.

    0.0.0.23.1. LIABILITY OF ISSUING BANK. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:

    0.0.0.24. THE USE WHICH MAY BE MADE OF ANY LETTER OF CREDIT OR ANY ACTS OR OMISSIONS OF ANY BENEFICIARY OR TRANSFEREE IN CONNECTION
THEREWITH;

    0.0.0.25. THE VALIDITY, SUFFICIENCY, OR GENUINENESS OF DOCUMENTS, OR OF ANY ENDORSEMENT THEREON, EVEN IF SUCH DOCUMENTS SHOULD PROVE TO BE IN ANY OR ALL RESPECTS INVALID, INSUFFICIENT, FRAUDULENT, OR FORGED;

    0.0.0.26. PAYMENT BY THE ISSUING BANK AGAINST PRESENTATION OF DOCUMENTS WHICH DO NOT COMPLY WITH THE TERMS OF A LETTER OF CREDIT, INCLUDING FAILURE OF ANY DOCUMENTS TO BEAR ANY REFERENCE OR ADEQUATE REFERENCE TO THE RELEVANT LETTER OF CREDIT; OR

    0.0.0.27. ANY OTHER CIRCUMSTANCES WHATSOEVER IN MAKING OR FAILING TO MAKE PAYMENT UNDER ANY LETTER OF CREDIT (INCLUDING THE ISSUING BANK'S OWN NEGLIGENCE),

EXCEPT that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) the Issuing Bank's willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                              ARTICLE 0.0.0.27.1.

                             CONDITIONS OF LENDING

    Section 0.0.0.27.2. CONDITIONS PRECEDENT TO INITIAL BORROWINGS. This Agreement shall become effective and the Existing Credit Agreement shall be amended and restated as provided in this Agreement on the date the following conditions precedent are met ("Effective Date") and the obligations of each Bank to make the initial Term Advance and Revolving Credit Advance shall be subject to the conditions precedent that:

    0.0.0.27.3. DOCUMENTATION. The Banks shall have received the following, duly executed by all the parties thereto, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Bank:

    0.0.0.28. THIS AGREEMENT AND ALL ATTACHED EXHIBITS AND SCHEDULES AND THE NOTES PAYABLE TO THE ORDER OF EACH OF THE BANKS, RESPECTIVELY;

    0.0.0.29. A GUARANTY BY EACH OF THE BORROWER'S SUBSIDIARIES, INCLUDING MAXXIM DELAWARE (OTHER THAN THE TARGET AND ITS SUBSIDIARIES);

    0.0.0.30. A PLEDGE AGREEMENT EXECUTED (A) BY THE BORROWER PLEDGING 100% OF THE CAPITAL STOCK OF MAXXIM DELAWARE AND (B) BY MAXXIM DELAWARE PLEDGING 100% OF THE CAPITAL STOCK OF ITS U.S. SUBSIDIARIES (OTHER THAN THE TARGET) AND 65% OF THE CAPITAL STOCK OF ITS FOREIGN SUBSIDIARIES AND THE STOCK CERTIFICATES PLEDGED IN ACCORDANCE WITH EACH SUCH PLEDGE AGREEMENT;

    0.0.0.31. A CERTIFICATE FROM THE CHIEF EXECUTIVE OFFICER, PRESIDENT OR CHIEF OPERATING OFFICER OF THE BORROWER DATED AS OF THE EFFECTIVE DATE STATING THAT AS OF SUCH DATE (A) ALL REPRESENTATIONS AND WARRANTIES OF THE BORROWER SET FORTH IN THIS AGREEMENT ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AND (B) NO DEFAULT HAS OCCURRED AND IS CONTINUING;

    0.0.0.32. COPIES, EACH CERTIFIED BY A SECRETARY OR ASSISTANT SECRETARY OF THE APPROPRIATE PERSON, (A) OF THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF EACH CREDIT PARTY APPROVING THE CREDIT DOCUMENTS TO WHICH IT IS A PARTY, (B) OF THE ARTICLES OR CERTIFICATE OF INCORPORATION AND BYLAWS OF EACH CREDIT PARTY AND ALL DOCUMENTS EVIDENCING OTHER NECESSARY CORPORATE ACTION AND GOVERNMENTAL APPROVALS, IF ANY, WITH RESPECT TO THE CREDIT DOCUMENTS TO WHICH IT IS A PARTY, (C) OF THE CONVERTIBLE NOTE INDENTURE, AND (D) THE SENIOR SUBORDINATED NOTE INDENTURE;

    0.0.0.33. A CERTIFICATE OF THE SECRETARY OR AN ASSISTANT SECRETARY OF EACH CREDIT PARTY DATED AS OF THE DATE OF THIS AGREEMENT CERTIFYING AS OF THE DATE OF THIS AGREEMENT THE NAMES AND TRUE SIGNATURES OF OFFICERS OF EACH CREDIT PARTY AUTHORIZED TO SIGN THE CREDIT DOCUMENTS TO WHICH IT IS A PARTY;

    0.0.0.34. AN OPINION OF BOYER, EWING AND HARRIS INCORPORATED, AS COUNSEL FOR THE BORROWER, SUBSTANTIALLY IN THE FORM OF THE ATTACHED EXHIBIT H AND COVERING OTHER MATTERS AS THE AGENT, ON BEHALF OF THE BANKS, MAY REASONABLY REQUEST; AND

    0.0.0.35.   SUCH OTHER DOCUMENTS, GOVERNMENTAL CERTIFICATES,
AGREEMENTS, AND LIEN SEARCHES AS THE AGENT OR ANY BANK MAY REASONABLY
REQUEST.

    0.0.0.35.1. TENDER OFFER.

    0.0.0.36. THE BORROWER SHALL HAVE RECEIVED AT LEAST $97,000,000.00 IN NET PROCEEDS FROM THE ISSUANCE OF THE SENIOR SUBORDINATED NOTES;

    0.0.0.37. THE AGENT SHALL HAVE RECEIVED TRUE COPIES OF THE TENDER OFFER DOCUMENTS AND THE MERGER AGREEMENT (WHICH SHALL BE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE AGENT), CERTIFIED BY THE SECRETARY OR AN ASSISTANT SECRETARY OF THE BORROWER (A) AS BEING TRUE AND CORRECT COPIES OF SUCH DOCUMENTS, (B) AS HAVING BEEN DULY AUTHORIZED BY THE BOARD OF DIRECTORS OF THE CREDIT PARTIES PARTY THERETO, AND (C) AS HAVING BEEN DULY EXECUTED AND DELIVERED BY THE CREDIT PARTIES PARTY THERETO;

    0.0.0.38. THE TENDER OFFER SHALL HAVE BEEN CONSUMMATED CONCURRENTLY WITH THE MAKING OF THE FIRST TERM BORROWING IN ACCORDANCE WITH THE TENDER OFFER DOCUMENTS AND THE MERGER AGREEMENT AND WITHOUT ANY MODIFICATION THERETO OR WAIVER OF ANY TERM OR CONDITION THEREOF;

    0.0.0.39. ACQUISITION SHALL HAVE ACQUIRED MORE THAN 66 2/3% (ON A FULLY DILUTED BASIS) OF THE COMMON STOCK OF THE TARGET IN ACCORDANCE WITH THE TERMS OF THE TENDER OFFER AND IN ACCORDANCE WITH ALL APPLICABLE LEGAL REQUIREMENTS;

    0.0.0.40. THE AGENT SHALL BE SATISFIED THAT THE SOLE RIGHT OF THE SHAREHOLDERS OF TARGET WHO DO NOT TENDER THEIR SHARES PURSUANT TO THE TENDER OFFER SHALL BE TO RECEIVE A CASH PAYMENT OF $20.00 PER SHARE PURSUANT TO THE MERGER;

    0.0.0.41. THE CONSUMMATION OF THE TENDER OFFER AND THE MERGER SHALL NOT VIOLATE OR CAUSE A DEFAULT UNDER ANY APPLICABLE LAW, STATUTE, RULE, OR REGULATION OR ANY MATERIAL AGREEMENT OR RIGHT OF THE BORROWER, THE TARGET, OR ANY OF THEIR SUBSIDIARIES;

    0.0.0.42. THE RESPECTIVE BOARDS OF DIRECTORS OF THE TARGET AND THE BORROWER AND ITS SUBSIDIARIES SHALL NOT HAVE WITHDRAWN, MODIFIED OR TERMINATED THEIR APPROVAL OF THE TENDER OFFER, THE MERGER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY;

    0.0.0.43. THERE SHALL NOT HAVE OCCURRED A MATERIAL ADVERSE CHANGE IN THE BUSINESS, ASSETS, REVENUES, OPERATIONS, CONDITIONS (FINANCIAL OR OTHERWISE), OR PROSPECTS OF ANY OF THE TARGET, THE BORROWER, OR OF ANY THEIR SUBSIDIARIES, TAKEN AS A WHOLE, SINCE THE DATE OF THE MOST RECENT FINANCIAL STATEMENTS FURNISHED TO THE AGENT FOR SUCH ENTITIES;

    0.0.0.44. THE AGENT AND THE LENDERS SHALL HAVE RECEIVED A COPY OF THE "FAIRNESS" OPINION DELIVERED BY WHEAT FIRST BUTCHER SINGER TO THE BOARD OF DIRECTORS OF THE TARGET AND SUCH LETTER SHALL REMAIN IN FULL FORCE AND EFFECT WITHOUT MODIFICATION OR WITHDRAWAL;

    0.0.0.45. THE AGENT'S AND THE LENDERS' FINANCING OF THE TENDER OFFER AND THE SECURITY ARRANGEMENTS IN CONNECTION THEREWITH SHALL NOT RESULT IN ANY VIOLATION OF REGULATIONS G, U, OR X AS IN EFFECT ON THE DATE OF SUCH FINANCING;

    0.0.0.46. ANY AND ALL CONSENTS REQUIRED BY REASON OF THE TENDER OFFER SHALL HAVE BEEN DULY OBTAINED AND ALL MATERIAL LICENSES, PERMITS, AND THE LIKE SHALL REMAIN IN FULL FORCE AND EFFECT AFTER GIVING EFFECT TO THE TENDER OFFER AND THE MERGER;

    0.0.0.47. THE AGENT SHALL BE SATISFIED THAT THE TENDER OFFER AND THE MERGER CAN BE CONSUMMATED WITHOUT TRIGGERING ANY "POISON PILL," "SHARK REPELLANT," OR SIMILAR ANT-TAKEOVER DEVICE AND WITHOUT ANY ADVERSE EFFECT FROM ANY APPLICABLE ANTI-TAKEOVER STATUTES;

    0.0.0.48. NO MATERIAL ADVERSE CHANGE IN THE BUSINESS, FINANCIAL CONDITION, OR RESULTS OF OPERATIONS OF THE TARGET, TAKEN AS A WHOLE, SINCE MARCH 31, 1996 SHALL HAVE OCCURRED;

    0.0.0.49. THE AGENT SHALL HAVE RECEIVED CERTIFIED COPIES OF THE PRO FORMA FINANCIAL STATEMENTS OF THE BORROWER SHOWING THE EFFECT OF THE TENDER OFFER AND THE MERGER, AND THE BORROWER'S PRO FORMA CAPITAL
STRUCTURE AFTER GIVING EFFECT TO THE TENDER OFFER AND THE MERGER SHALL BE SATISFACTORY TO THE AGENT AND THE LENDERS; AND

    0.0.0.50. THE AGENT AND THE LENDERS SHALL HAVE RECEIVED LEGAL OPINIONS IN RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY IN FORM AND SUBSTANCE SATISFACTORY TO THE AGENT RELEVANT TO THE TENDER OFFER.

    0.0.0.50.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article 4, Section 5 of the Guaranties, and Section 3 of the Pledge Agreements shall be true and correct in all material respects on and as of the Effective Date before and after giving effect to the initial Borrowing and to the application of the proceeds from such Borrowing, as though made on and as of such date.

    0.0.0.50.2. PAYMENT OF FEES. The Borrower shall have paid the fees required to be paid as of the closing date by Section 2.5(b).

    Section 0.0.0.50.3. CONDITIONS PRECEDENT TO MERGER BORROWING. The obligation of each Bank to make a second Term Advance on the occasion of the second Term Borrowing, if any, or to make Revolving Credit Advances to be used to finance the Merger shall be subject to the further conditions precedent that on the date of such Borrowing:

    0.0.0.50.4. MERGER.

    0.0.0.51. THE MERGER SHALL BE CONSUMMATED CONCURRENTLY WITH THE MAKING OF SUCH BORROWING IN ACCORDANCE WITH THE MERGER AGREEMENT AND WITHOUT ANY MODIFICATION THERETO OR WAIVER OF ANY TERM OR CONDITION THEREOF.

    0.0.0.52. THE CONSUMMATION OF THE MERGER SHALL NOT VIOLATE OR CAUSE A DEFAULT UNDER ANY APPLICABLE LAW, STATUTE, RULE, OR REGULATION OR ANY MATERIAL AGREEMENT OR RIGHT OF THE BORROWER, THE TARGET, OR ANY OF THEIR SUBSIDIARIES;

    0.0.0.53. ANY AND ALL CONSENTS REQUIRED BY REASON OF THE MERGER SHALL HAVE BEEN DULY OBTAINED AND ALL MATERIAL LICENSES, PERMITS, AND THE LIKE SHALL REMAIN IN FULL FORCE AND EFFECT AFTER GIVING EFFECT TO THE MERGER;

    0.0.0.54. THE AGENT SHALL BE SATISFIED THAT THE MERGER CAN BE CONSUMMATED WITHOUT TRIGGERING ANY "POISON PILL," "SHARK REPELLANT," OR SIMILAR ANT-TAKEOVER DEVICE AND WITHOUT ANY ADVERSE EFFECT FROM ANY APPLICABLE ANTI-TAKEOVER STATUTES;

    0.0.0.55. THE RESPECTIVE BOARDS OF DIRECTORS OF THE TARGET AND THE BORROWER AND ITS SUBSIDIARIES SHALL NOT HAVE WITHDRAWN, MODIFIED, OR TERMINATED THEIR APPROVAL OF THE MERGER AGREEMENT OR ANY OF THE
TRANSACTIONS CONTEMPLATED THEREBY; AND

    0.0.0.56. THE AGENT AND THE LENDERS SHALL HAVE RECEIVED LEGAL OPINIONS IN RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY IN FORM AND SUBSTANCE SATISFACTORY TO THE AGENT INCLUDING OPINIONS AS TO MATTERS OF VIRGINIA LAW RELEVANT TO THE MERGER.

    0.0.0.56.1. DOCUMENTATION. The Agent shall have received the following, duly executed by all parties thereto, in form and substance satisfactory to the Agent and in sufficient copies for each Bank:

    0.0.0.57.   A GUARANTY BY THE TARGET AND EACH OF ITS SUBSIDIARIES;

    0.0.0.58. A PLEDGE AGREEMENT EXECUTED (A) BY THE TARGET PLEDGING 100% OF THE CAPITAL STOCK OF ITS SUBSIDIARIES AND (B) IF ANY SUBSIDIARY OF THE TARGET HAS A SUBSIDIARY, EACH SUCH SUBSIDIARY, IN EACH SUCH CASE PLEDGING 100% OF THE CAPITAL STOCK OF ITS SUBSIDIARIES AND THE STOCK CERTIFICATES PLEDGED IN ACCORDANCE WITH EACH SUCH PLEDGE AGREEMENT;

    0.0.0.59. THE SHARE CERTIFICATE EVIDENCING ALL OF THE OUTSTANDING CAPITAL STOCK OF THE TARGET;

    0.0.0.60. A CERTIFICATE FROM THE CHIEF EXECUTIVE OFFICER, PRESIDENT OR CHIEF OPERATING OFFICER OF THE BORROWER DATED AS OF THE EFFECTIVE DATE STATING THAT AS OF SUCH DATE (A) ALL REPRESENTATIONS AND WARRANTIES OF THE BORROWER SET FORTH IN THIS AGREEMENT ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AND (B) NO DEFAULT HAS OCCURRED AND IS CONTINUING;

    0.0.0.61. COPIES, EACH CERTIFIED BY A SECRETARY OR ASSISTANT SECRETARY OF THE APPROPRIATE PERSON, (A) OF THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE TARGET AND EACH OF ITS SUBSIDIARIES APPROVING THE CREDIT DOCUMENTS TO WHICH IT IS A PARTY AND (B) OF THE ARTICLES OR CERTIFICATE OF INCORPORATION AND BYLAWS OF EACH SUCH CREDIT PARTY AND ALL DOCUMENTS EVIDENCING OTHER NECESSARY CORPORATE ACTION AND GOVERNMENTAL APPROVALS, IF ANY, WITH RESPECT TO THE CREDIT DOCUMENTS TO WHICH IT IS A PARTY;

    0.0.0.62. A CERTIFICATE OF THE SECRETARY OR AN ASSISTANT SECRETARY OF THE TARGET AND EACH OF ITS SUBSIDIARIES DATED AS OF THE DATE OF THE MERGER CERTIFYING THE NAMES AND TRUE SIGNATURES OF OFFICERS OF EACH SUCH CREDIT PARTY AUTHORIZED TO SIGN THE CREDIT DOCUMENTS TO WHICH IT IS A PARTY; AND

    0.0.0.63.   SUCH OTHER DOCUMENTS, GOVERNMENTAL CERTIFICATES,
CERTIFICATES, AND AGREEMENTS,  AS THE AGENT OR ANY BANK MAY REASONABLY
REQUEST.

    Section 0.0.0.63.1. CONDITIONS PRECEDENT TO EACH BORROWING AND LETTER OF CREDIT. The obligation of each Bank to make an Advance on the occasion of each Borrowing (including the initial Borrowing) and the Issuing Bank to issue, extend, or increase any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance, extension, or increase of such Letter of Credit:

    0.0.0.63.2. REPRESENTATIONS AND WARRANTIES. As of the date of the making of any Advance hereunder the representations and warranties made by the Credit Parties or any officer contained in the Credit Documents shall have been and shall be true and correct. The Borrower agrees that each request for the making of any Advance hereunder shall be deemed to be a reaffirmation of the representations and warranties contained in each Credit Document, and those representations and warranties as reaffirmed are subject to the terms of this Agreement, including Section 6.1(b).

    0.0.0.63.3. COVENANTS. As of the date of making any Advance hereunder, the Borrower will provide the Banks, if requested by the Agent, a Compliance Certificate by an officer of the Borrower that the Borrower is in compliance with the covenants set out in Article 5.

    0.0.0.63.4. EVENT OF DEFAULT. As of the date of the making of any Advance hereunder there shall exist no Default or Event of Default, and the making of the Advance would not cause or be reasonably expected to cause a Default or Event of Default.

ARTICLE 0.0.0.63.5.

REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants as follows:

    Section 0.0.0.63.6. ORGANIZATION. Each Credit Party is duly and validly organized and existing and in good standing under the laws of its jurisdictions of incorporation, and are authorized to do business and is in good standing in all jurisdictions in which such qualifications or authorizations are necessary.

    Section 0.0.0.63.7. AUTHORIZATION. The execution, delivery, and performance by the Credit Parties of each Credit Document to which such Credit Party is a party and the consummation of the transactions contemplated thereby
(a) are within each Credit Parties corporate powers, (b) have been duly authorized by all necessary corporate action, (c) do not contravene any articles or certificate of incorporation or bylaws or any law or any contractual restriction binding on or affecting any Credit Party or (d) shall not result in or require the creation or imposition of any Lien prohibited by this Agreement.

    Section 0.0.0.63.8. ENFORCEABILITY. The Credit Documents to which any Credit Party is a party have each been duly executed and delivered and constitute the legal, valid, and binding obligation of such Credit Party, as applicable, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity.

    Section 0.0.0.63.9. FINANCIAL CONDITION.   0.0.0.63.9. The Borrower has
delivered to the Banks the consolidated financial statements of the Borrower dated as of October 29, 1995 and May 5, 1996. These financial statements are true and correct in all material respects and present fairly the consolidated financial condition of the Borrower as of the respective dates thereof, except as set forth in the financial statements. As of those dates, there are no contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or material unrealized or anticipated losses of the Credit Parties, except as disclosed in the financial statements or notes thereto which are not reserved against. Since the dates of the financial statements, no event has occurred that could reasonably be expected to have a material adverse effect on the Borrower's and any of its Subsidiaries' ability to perform their respective obligations under any Credit Document.

    0.0.0.63.10. The Borrower has delivered to the Banks the consolidated financial statements of the Target dated as of September 30, 1995 and March 31, 1996. To the Borrower's knowledge, these financial statements are true and correct in all material respects and present fairly the consolidated financial condition of the Target as of the respective dates thereof, except as set forth in the financial statements. To the Borrower's knowledge, as of those dates, there are no contingent obligations, liabilities for taxes, unusual forward or long-term commitments, or material unrealized or anticipated losses of the Target and its Subsidiaries, except as disclosed in the financial statements or notes thereto which are not reserved against. Since the dates of the financial statements, no event has occurred that could reasonably be expected to have a material adverse effect on the Target's and any of its Subsidiaries' ability to perform their respective obligations under any Credit Document.

    0.0.0.63.11. The pro forma financial statements of the Borrower delivered pursuant to Section 3.1(b)(xiv) present fairly the financial condition of the Borrower as of the date thereof and the results of operations for the period then ended.

    Section 0.0.0.63.12.    OWNERSHIP AND LIENS.  Each Credit Party has title
to, or a valid leasehold interest in, all of the real and personal property used in its business, including as of the date hereof the property reflected in the financial statements referred to in Section 4.4, and none of the property owned and leased by any Credit Party is subject to any Lien except Permitted Liens.

    Section 0.0.0.63.13.    TRUE AND COMPLETE DISCLOSURE.  No representation,
warranty, or other statement made by the Borrower (or on behalf of the Borrower) in this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. There is no fact known to any officer of the Borrower or Maxxim Delaware on the date of this Agreement that has not been disclosed to the Agent which would reasonably be expected to have a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document. All projections, estimates, and pro forma financial information furnished by the Borrower or on behalf of the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

    Section 0.0.0.63.14.    LITIGATION.  There are no actions, suits, or
proceedings pending or, to the knowledge of any Credit Party, threatened against any Credit Party at law, in equity, or in admiralty, or by or before any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or any arbitrator, which could reasonably be expected to have a material adverse effect on the ability of any Credit Party to perform their respective obligations under any Credit Document.

    Section 0.0.0.63.15.    COMPLIANCE WITH AGREEMENTS.  No Default or Event
of Default exists. None of the Credit Parties are in violation of any provision of any other indenture, loan, or credit agreement to which it is a party, and the execution and delivery of this Agreement and the Credit Documents and the consummation of the transactions contemplated thereunder shall not result in any breach of any provisions of, or constitute a default under, any other indenture, loan, or credit agreement to which any Credit Party are a party. None of the Credit Parties are a party to or bound by any contract which materially and adversely affects the assets, business, operations, or condition of any Credit Party.

    Section 0.0.0.63.16.    ERISA.  Neither the Borrower nor any member of
the Controlled Group is in violation of any material provision of ERISA.

    Section 0.0.0.63.17.    ENVIRONMENTAL CONDITION.  Except as disclosed in
SCHEDULE II (under Environmental) each Credit Party: (a) has been and is in full compliance with all Environmental Laws and has obtained and is in full compliance with all related permits necessary for the ownership and operation of such Credit Party's property and business; (b) does not and has not created, handled, transported, used, or disposed of any Hazardous Materials, nor has any Credit Party's currently or previously owned property been used for those purposes; (c) has never been responsible for the release of any Hazardous Materials into the environment and none of the Credit Parties' currently or previously owned property has been subjected to any release of or is contaminated by any Hazardous Materials; and (d) has never received notice of and has never been investigated for any violation or alleged violation of any Environmental Law.

    Section 0.0.0.63.18.    SUBSIDIARIES.  The Borrower has no Subsidiaries
other than Maxxim Delaware and its Subsidiaries, and Maxxim Delaware has no Subsidiaries other than those listed in SCHEDULE III or which have, after the Effective Date, complied with the requirements of Section 5.18.

    Section 0.0.0.63.19.    INVESTMENT COMPANY ACT.  Neither the Borrower nor
any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    Section 0.0.0.63.20.    PUBLIC UTILITY HOLDING COMPANY ACT.  Neither the
Borrower nor any of its Subsidiaries is a "holding company", or a "Subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    Section 0.0.0.63.21.    TAXES.  Proper and accurate (in all material
respects), federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Borrower, its Subsidiaries or any member of the Controlled Group (hereafter collectively called the "Tax Group") have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed and where the failure to file would cause a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform their obligations under any Credit Document, and all taxes (which are material in amount) and other impositions due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceeding. Neither the Borrower nor any member of the Tax Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the property owned by the Borrower or any other member of the Tax Group is property which the Borrower or any member of the Tax Group is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Borrower and all other members of the Tax Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Borrower and all other members of the Tax Group, the failure to timely pay of which would reasonably be expected to cause a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform their obligations under any Credit Document. The amounts shown on all tax returns to be due and payable have been paid in full or adequate provision therefor is included on the books of the appropriate member of the Tax Group.

    Section 0.0.0.63.22.    PERMITS, LICENSES, ETC.  Each Credit Party
possesses all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of its business. Each Credit Party manages and operates its business in accordance with all applicable Legal Requirements which the failure to so manage or operate would reasonably be expected to cause a material adverse effect on the ability of any Credit Party to perform their obligations under any Credit Document.

    Section 0.0.0.63.23.    TENDER OFFER AND MERGER.

    0.0.0.63.24. Contemporaneously with the Effective Date and the funding of the initial Term Borrowing to the Borrower, (i) more than 66-2/3% (on a fully diluted basis) of the common stock of the Target shall have been acquired by Acquisition in accordance with the Tender Offer Documents and the Merger Agreement for a price not to exceed $20.00 per share net to the sellers and for an aggregate consideration not to exceed $115,000,000.00 net to the sellers and
(ii) Acquisition's acquisition of the common stock of the Target pursuant to the Tender Offer Documents shall have been made in accordance with all applicable Legal Requirements. The Borrower has delivered to the Agent true, correct and complete copies of the Tender Offer Documents as in effect as of the date of this Agreement. Since such date there has been no amendment, modification, waiver, or termination of, or supplement to, the Tender Offer Documents, except for immaterial amendments, modifications, and supplements or as disclosed to and approved by the Agent.

    0.0.0.63.25. On the date of the Merger, the Merger shall be consummated in accordance with the terms of the Merger Agreement, and after giving effect to the Merger, no shares of Target stock which are not owned by Maxxim Delaware shall remain outstanding. The Borrower has delivered to the Agent true, correct and complete copies of the Merger Agreement as in effect of the date of this Agreement. Since such date there has been no amendment, modification, waiver, or termination of, or supplement to, the Merger Agreement, except for immaterial amendments, modifications, and supplements or as disclosed to and approved by the Agent.

ARTICLE 0.0.0.63.26.

COVENANTS

    So long as any Credit Obligation shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower agrees to comply with the following covenants.

    Section 0.0.0.63.27.    ORGANIZATION.  Except as contemplated with
respect to the Merger and as permitted by Section 5.8, the Borrower shall and shall cause each Credit Party to maintain its organization and good standing under the laws of its jurisdiction of incorporation, and the authorization to do business and good standing in all jurisdictions in which such qualification or authorization is necessary.

    Section 0.0.0.63.28.    REPORTING.

    0.0.0.63.29. ANNUAL FINANCIAL REPORTS. The Borrower shall provide to the Banks, as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, the audited consolidated annual financial statements of the Borrower, including an audited balance sheet as of the end of such year and the related audited combined statements of income, retained earnings, and cash flow, all prepared in conformity with GAAP consistently applied, and all as audited by certified public accountants of national standing and including any management letters delivered by such accountants to the Borrower in connection with such audit together with (i) a certificate of such accounting firm to the Banks stating that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof and (ii) a duly completed Compliance Certificate.

    0.0.0.63.30. QUARTERLY FINANCIAL REPORTS. The Borrower shall provide to the Banks, as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower: (i) an internally prepared consolidated balance sheet of the Borrower as of the close of such fiscal quarter and the related combined statements of income, retained earnings, and cash flow for the fiscal year-to-date, all of which shall be certified as accurate by an officer of the Borrower and (ii) a duly completed Compliance Certificate.

    0.0.0.63.31. REQUIRED SECURITIES FILING. The Borrower shall provide promptly, and in any event within 15 days after the sending or filing thereof, copies of all proxy material, reports, and other information which the Borrower or any of its Subsidiaries sends to or files with the United States Securities and Exchange Commission or sends to the shareholders of the Borrower or any of its Subsidiaries.

    0.0.0.63.32. DEFAULTS. The Borrower shall provide to the Banks promptly, but in any event within five days after the occurrence thereof, a notice of each Default or Event of Default known to any Credit Party, together with a statement of an officer of the Borrower setting forth the details of such Default or Event of Default and the actions which the Borrower has taken and proposes to take with respect thereto.

    0.0.0.63.33. OTHER CREDITORS. The Borrower shall provide to the Banks promptly after the giving or receipt thereof, copies of any material notices, information, and documents given or received by any Credit Party pursuant to the terms of any indenture, loan agreement, credit agreement, or similar agreement.

    0.0.0.63.34. LITIGATION. The Borrower shall provide to the Banks promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting any Credit Party which, if determined adversely, could reasonably be expected to have a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document.

    0.0.0.63.35. ENVIRONMENTAL NOTICES. The Borrower shall provide promptly to the Banks notice of any investigation, threat, notice, or claim known by the Borrower which implies that any Credit Party may have any liability related to any Environmental Law or Hazardous Material.

    0.0.0.63.36. MATERIAL CHANGES. The Borrower shall provide to the Banks prompt written notice of any condition or event of which the Borrower has knowledge, which condition or event has resulted or may reasonably be expected to result in a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document. Without limiting the foregoing, the Borrower shall promptly report any event causing any contingent liability of any Credit Party in excess of $1,000,000.00.

    0.0.0.63.37. OTHER INFORMATION. Subject to the confidentiality provisions of Section 8.7(f), the Borrower shall provide to the Banks such other information respecting the business, operations, or property of any Credit Party, financial or otherwise, as any Bank may reasonably request.

    0.0.0.63.38. INSPECTION. From time-to-time upon reasonable notice, the Borrower shall permit any Bank and shall cause any Credit Party to permit any Bank, to examine and copy the books and records of the Borrower or such Credit Party, to visit and inspect the property of the Borrower or such Credit Party, and to discuss the business operations and property of the Borrower or such Credit Party with the officers and directors thereof.

    Section 0.0.0.63.39.    FINANCIAL COVENANTS.  The following financial
covenants shall be calculated for the Borrower on a consolidated basis after eliminating significant interentity balances and transactions:

    0.0.0.63.40. MAXIMUM SENIOR DEBT RATIO. As of the last day of each fiscal quarter of the Borrower, the ratio of (i) the Borrower's Debt as of such day MINUS the outstanding principal amount of the Subordinated Debt as of such day; PROVIDED that (A) on the last day of the fiscal quarter ending on or about October 31, 1996, one-fourth, (B) on the last day of the fiscal quarter ending on or about January 31, 1997, one-half, and (C) on the last day of the fiscal quarter ending on or about April 30, 1997, three-fourths of the Borrower's Debt and Subordinated Debt as at each such day shall be used to calculate this ratio to (ii) EBITDA (A) for the fiscal quarter ending on or about October 31, 1996,
(B) for the two fiscal quarters ending on or about January 31, 1997, (C) for the three fiscal quarters ending on or about April 30, 1997, and (D) for the four fiscal quarters ending on each such day thereafter PLUS, with respect to each acquisition permitted by this Agreement, including the Tender Offer, and made during such period, the aggregate amount of EBITDA attributable to the business acquired for the period commencing of the first day of such period and ending on the day of the closing of such acquisition MINUS, with respect any asset sales permitted by this Agreement and made during such period, the aggregate amount of EBITDA attributable to the assets sold during such period shall not be greater than (A) 3.00 to 1.00 as of the fiscal quarters ending from on or about October 31, 1996 through on or about July 31, 1998, (B) 2.75 to 1.00 for the fiscal quarters ending from on or about October 31, 1998 through on or about July 31, 1999, and (C) 2.50 to 1.00 for each fiscal quarter ending thereafter.

    0.0.0.63.41. MAXIMUM TOTAL DEBT RATIO. As of the last day of each fiscal quarter of the Borrower, the Total Debt Ratio shall not be greater than
(A) 5.25 to 1.00 for the fiscal quarters ending on or about October 31, 1996 and January 31, 1997; (B) 5.00 to 1.00 for the fiscal quarters ending on or about April 30, 1997 and July 31, 1997; (C) 4.50 to 1.00 for the fiscal quarters ending from on or about October 31, 1997 through on or about July 31, 1998; (D) 4.25 to 1.00 for the fiscal quarters ending from on or about October 31, 1998 through on or about July 31, 1999; and (E) 4.00 to 1.00 for each fiscal quarter ending thereafter.

    0.0.0.63.42. MINIMUM FIXED CHARGE COVERAGE RATIO. As of the last day of each fiscal quarter of the Borrower, the ratio of (i) Adjusted Cash Flow (A) for the fiscal quarter ending on or about October 31, 1996, (B) for the two fiscal quarters ending on or about January 31, 1997, (C) for the three fiscal quarters ending on or about April 30, 1997, and (D) for the four fiscal quarters ending on each such day thereafter PLUS, to the extent deducted in determining Net Income, Rental Expense for such period to (ii) the sum of (A) Interest Expense for such period, (B) the Borrower's current maturities of long-term debt as of such day; PROVIDED that (1) on the last day of the fiscal quarter ending on or about October 31, 1996, one-fourth, (2) on the last day of the fiscal quarter ending on or about January 31, 1997, one-half, and (3) on the last day of the fiscal quarter ending on or about April 30, 1997, three-fourths of the Borrower's current maturities of long-term debt as at each such day shall be used to calculate this ratio, and (C) Rental Expense for such period shall not be less than (1) 1.30 to 1.00 for the fiscal quarters ending from on or about October 31, 1996 through on or about July 31, 1997 and (2)
1.40 to 1.00 for each fiscal quarter ending thereafter.

    0.0.0.63.43. MINIMUM INTEREST COVERAGE RATIO. As of the last day of each fiscal quarter of the Borrower, the ratio of (i) EBIT (A) for the fiscal quarter ending on or about October 31, 1996, (B) for the two fiscal quarters ending on or about January 31, 1997, (C) for the three fiscal quarters ending on or about April 30, 1997, and (D) for the four fiscal quarters ending on each such day thereafter to (ii) Interest Expense for such period shall not be less than (A) 1.40 to 1.00 for the fiscal quarters ending from on or about October 31, 1996 through on or about July 31, 1997; (B) 1.50 to 1.00 for the fiscal quarters ending from on or about October 31, 1997 through on or about July 31, 1998; (C) 1.75 to 1.00 for the fiscal quarters ending from on or about October 31, 1998 through on or about July 31, 1999; and (D) 2.00 to 1.00 for each fiscal quarter ending thereafter.

    0.0.0.63.44. MINIMUM NET WORTH. The Borrower's Net Worth at any time shall not be less than (i) 90% of the Borrower's Net Worth on August 2, 1996 PLUS (ii) 75% of Net Income for each fiscal quarter beginning with the fiscal quarter ending on or about October 31, 1996, during which Net Income is positive, but without reductions for any fiscal quarters during which Net Income is negative PLUS (iii) the net proceeds from the sale of capital stock of Borrower or any Credit Party since August 2, 1996 PLUS (iv) any increase in Net Worth from the conversion of any Debt to equity, including the any conversion of the notes issued under the Convertible Note Indenture.

    0.0.0.63.45. CAPITAL EXPENDITURES. The Borrower shall not and shall not permit any Credit Party to acquire assets of another Person or another business by an asset purchase or make a Capital Expenditure unless (i) such asset acquisition or Capital Expenditure does not violate any other provision of this Agreement; (ii) the aggregate consideration paid for any single asset acquisition or Capital Expenditure or related series of asset acquisitions or Capital Expenditures does not exceed $15,000,000.00; (iii) the aggregate consideration paid for all asset acquisitions and Capital Expenditure made during any consecutive four fiscal quarter period does not exceed $40,000,000.00; and (iv) in the case of asset acquisitions, the Agent shall have received a certificate executed by the chief financial officer of the Borrower stating that no Default has occurred and is continuing or would occur upon the consummation of such acquisition.

    Section 0.0.0.63.46.    DEBT.  The Borrower shall not and shall not
permit any Credit Party to create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than Permitted Debt.

    Section 0.0.0.63.47.    LIENS.  The Borrower shall not and shall not
permit any Credit Party to create, assume, incur, or suffer to exist any Lien on the Property of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or assign any right to receive any income, except Permitted Liens.

    Section 0.0.0.63.48.    AGREEMENTS RESTRICTING LIENS.  The Borrower shall
not, and shall not permit any Credit Party to, enter into any agreement (other than a Credit Document) which, except with respect to specific Property encumbered to secure payment of Debt related to such Property, imposes restrictions greater than those under this Agreement upon the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired.

    Section 0.0.0.63.49.    USE OF PROCEEDS.

    0.0.0.63.50. The proceeds of the Revolving Credit Advances shall be used by the Borrower only for general corporate and working capital purposes and as permitted by the following paragraph (b).

    0.0.0.63.51. The proceeds of the Term Advances shall be, and proceeds of Revolving Credit Advances may be, used for the financing of the Tender Offer and the Merger so long as the aggregate principal amount of the Term Borrowings and Revolving Credit Advances used for such purposes PLUS the proceeds of the Senior Subordinated Notes used to finance the Tender Offer and Merger shall not exceed (i) in the case of the Tender Offer, the sum of (A) $20.00 per share of common stock of the Target tendered net to the sellers, (B) the aggregate amount of indebtedness of the Target refinanced in connection with the Tender Offer, (C) the aggregate amount of indebtedness of Maxxim Delaware under the Existing Credit Agreement refinanced in connection with the initial borrowing under this Agreement, and (D) the actual costs, expenses, and fees incurred in connection with the Tender Offer (including the financing thereof) and (ii) in the case of the Merger, the sum of (A) $20.00 per share of common stock of the Target not purchased in connection with the Tender Offer net to the sellers less, in the case of shares of stock issued in connection with the exercise of options after June 10, 1996, the exercise price per share for each such share and (B) the actual costs, expenses, and fees incurred in connection with the Merger (including the financing thereof).

    0.0.0.63.52. The Borrower shall not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

    Section 0.0.0.63.53.    CORPORATE TRANSACTIONS.  The Borrower shall not
permit any other Credit Party to merge or consolidate with or into any other Person, except that the Borrower may merge with any of its wholly-owned Subsidiaries and any of the Borrower's wholly-owned Subsidiaries may merge with another of the Borrower's wholly-owned Subsidiaries, PROVIDED that immediately after giving effect to any such proposed transaction no Default would exist and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation. The Borrower shall not, and shall not permit any of its Subsidiaries to, change its name or reorganize in another jurisdiction, create or suffer to exist any Subsidiary not existing on the date of this Agreement, sell or otherwise dispose of any of its ownership interest in any Subsidiary, or in any manner rearrange its business structure as it exists on the date of this Agreement, PROVIDED that upon 30 days prior notice to the Agent, the Borrower may create new Subsidiaries if such new Subsidiaries comply with Section 5.18.

    Section 0.0.0.63.54.    ASSET SALES.  The Borrower shall not and shall
not permit any Credit Party to sell, convey, or otherwise transfer any of its assets outside the ordinary course of business, except that the Borrower and the Credit Parties may during any fiscal year of the Borrower transfer assets outside the ordinary course of business up to an aggregate net book value equal to $15,000,000.00, PROVIDED that amounts received from such sales are subject to the mandatory prepayment provisions of Section 2.3(c).

    Section 0.0.0.63.55.    DISTRIBUTIONS.

    0.0.0.63.56. Except as provided in Section 5.10(b) below, for dividends by a wholly-owned Subsidiary of Maxxim Delaware to Maxxim Delaware, for dividends by Maxxim Delaware to the Borrower, and for dividends by a wholly-owned Subsidiary of the Target to the Target, the Borrower shall not and shall not permit any Credit Party to (i) declare or pay any dividends; (ii) purchase, redeem, retire, or otherwise acquire for value any of the capital stock of the Borrower or any Credit Party; (iii) make any distribution of assets to its stockholders in their capacity as stockholders, whether in cash, assets, or obligations of the Borrower or any Credit Party; (iv) allocate or otherwise set apart any sum for the foregoing purposes; or (v) make any other distribution by reduction of capital or otherwise in respect of any shares of the capital stock.

    0.0.0.63.57. The Borrower may purchase its own capital stock for cash, PROVIDED that (i) no Default is continuing at the time of such purchase; (ii) such purchase will not nor would it reasonably be expected to cause a Default; and (iii) the aggregate amount paid for such purchases made after the date hereof does not exceed $1,000,000.00.

    Section 0.0.0.63.58.    TRANSACTIONS WITH AFFILIATES.  The Borrower shall
not and shall not permit any Credit Party to enter into any transaction directly or indirectly with or for the benefit of an Affiliate other than a Subsidiary of the Borrower, except transactions with an Affiliate for the leasing of property, the rendering or receipt of services, or the purchase or sale of inventory or other assets in the ordinary course of business if the monetary or business consideration arising from such a transaction would be substantially as advantageous to the Borrower or the applicable Credit Party as the monetary or business consideration which it would obtain in a comparable arm's length transaction.

    Section 0.0.0.63.59.    INSURANCE.  The Borrower shall and shall cause
each Credit Party to maintain the insurance coverage described in SCHEDULE IV with the current carrier or other responsible and reputable insurance companies or associations consented to by the Agent.

    Section 0.0.0.63.60.    INVESTMENTS.  The Borrower shall not and shall
not permit any Credit Party to make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in or the acquisition of the debt or equity securities of the Person, or any loans, guaranties, trade credit, or other extensions of credit to any Person, except Permitted Investments.

    Section 0.0.0.63.61.    LINES OF BUSINESS.  The Borrower shall not and
shall not permit any Credit Party to change the character of the Borrower's or any Credit Party's business as conducted on the date of this Agreement, or engage in any type of business not reasonably related to the Borrower's or any Credit Party's business as presently and normally conducted.

    Section 0.0.0.63.62.    COMPLIANCE WITH LAWS.  The Borrower shall and
shall cause each Credit Party to comply, in all material respects with all federal, state, and local laws and regulations which are applicable to the operations and property of the Borrower and the Credit Parties, PROVIDED that this Section shall not prevent the Borrower or any Credit Party from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings for which adequate reserves have been established.

    Section 0.0.0.63.63.    TAXES.  The Borrower shall and shall cause each
Credit Party to pay and discharge all taxes, assessments, and other charges and claims imposed on the Borrower or any Credit Party, PROVIDED that nothing in this Section shall require the Borrower or any Credit Party to pay any tax, assessment, or charge which is being contested in good faith and for which adequate reserves have been established.

    Section 0.0.0.63.64.    ENVIRONMENTAL MATTERS.  The Borrower (a) shall
and shall cause each Credit Party to comply with all Environmental Laws and maintain all related permits necessary for the ownership and operation of the Borrower's and each Credit Parties' property and business; (b) shall not and shall not permit any Credit Party to create, handle, transport, use, or dispose of any Hazardous Materials; and (c) shall not and shall not permit any of Credit Party to release any Hazardous Materials into the environment and shall not permit the Borrower's or its Subsidiaries' property to be subjected to any release of Hazardous Materials.

    Section 0.0.0.63.65.    ADDITIONAL GUARANTIES.  Upon the creation of any
new Subsidiary permitted by this Agreement, the Borrower will cause (a) such Subsidiary to execute and deliver to each Bank a Guaranty and such evidence of corporate authority to enter into such Guaranty as the Agent may reasonably request and (b) the stockholder of such new Subsidiary to execute a Pledge Agreement pledging , in the case of a U.S. Subsidiary, 100% of the capital stock of such new Subsidiary and, in the case of a non-U.S. Subsidiary, 65% of the capital stock of such new Subsidiary and such evidence of corporate authority to enter into such Pledge Agreement as the Agent may reasonably request, along with share certificates pledged thereby and appropriately executed stock powers in blank.

    Section 0.0.0.63.66.    SUBORDINATED DEBT. The Borrower shall not amend
or modify the subordination or payment terms of any Subordinated Debt or make any payments other than regularly scheduled payments of principal of and interest on any Subordinated Debt or make any redemptions of any Subordinated Debt (other than conversion of the notes issued under the Convertible Note Indenture as contemplated by the Convertible Note Indenture).

    Section 0.0.0.63.67.    ADDITIONAL LEGAL OPINIONS.  The Borrower shall
deliver to the Agent and each Bank on or before August 15, 1996 legal opinions in form and substance reasonably acceptable to the Agent with respect to the Borrower's foreign Subsidiaries and the Credit Documents executed by such Subsidiaries.

ARTICLE 0.0.0.63.68.

DEFAULT AND REMEDIES

    Section 0.0.0.63.69.    EVENTS OF DEFAULT.  The occurrence of any of the
following events shall constitute an "Event of Default" under this Agreement and any other Credit Document:

    0.0.0.63.70. PAYMENT FAILURE. Any Credit Party fails to pay, within three Business Days of when due, any amount due under this Agreement or any other Credit Document, including payments of principal, interest, fees, reimbursements, and indemnifications;

    0.0.0.63.71. FALSE REPRESENTATION OR WARRANTIES. Any representation or warranty made by any Credit Party or any officer thereof in this Agreement or in any other Credit Document is materially false or erroneous at the time it was made or deemed made;

    0.0.0.63.72. BREACH OF COVENANT. (i) Any breach by the Borrower or any Guarantor of any of the covenants in Section 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.13, or 5.16 in this Agreement or as incorporated in the Guaranties, (ii) any breach by the Borrower or any Guarantor of any other covenant contained in this Agreement or any Guaranty and such breach if curable is not cured within 30 days after the earlier of the date notice thereof is given by any Bank or the date the Borrower obtained or should have obtained knowledge thereof, or (iii) any breach by the Borrower or any other Credit Party of any covenant in any other Credit Document;

    0.0.0.63.73. GUARANTIES. Any Guaranty shall at any time (before its expiration according to its terms) and for any reason cease to be in full force and effect or shall be contested by any party thereto; or any Guarantor shall deny it has any liability or obligation under its Guaranty;

    0.0.0.63.74. CROSS DEFAULT. There shall occur (i) any "Event of Default" as defined in the Convertible Note Indenture or the Senior Subordinated Note Indenture; PROVIDED, however, that prior to the date of the consummation of the Merger, the foregoing shall not apply to defaults in the Convertible Note Indenture or the Senior Subordinated Note Indenture that restrict the pledge or sale or other disposition of the capital stock of the Target; (ii) the Borrower or any Credit Party shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $2,000,000.00 individually or when aggregated with all such Debt of the Borrower or the Credit Parties so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (iii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $2,000,000.00 individually or when aggregated with all such Debt of the Borrower and the Credit Parties so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt prior to the stated maturity thereof; PROVIDED, however, that prior to the date of the consummation of the Merger, the foregoing shall not apply to defaults in any agreement or instrument that restrict the pledge or sale or other disposition of the capital stock of the Target; or (iv) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment);

    0.0.0.63.75. BANKRUPTCY AND INSOLVENCY. The Borrower or any Credit Party admits in writing its inability to pay its debts generally as they become due; makes an assignment for the benefit of its creditors; consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee of itself or any of its property; files a petition under bankruptcy or other laws for the relief of debtors; or consents to any reorganization, arrangement, workout, liquidation, dissolution, or similar relief. The Borrower or any Credit Party shall have had, without its consent: any court enter an order, judgment, or decree appointing a receiver, liquidator, fiscal agent, or trustee of itself or any of its property; any court approve a petition filed against it seeking reorganization, arrangement, workout, liquidation, dissolution, or similar relief under bankruptcy or other laws for the relief of debtors; or any court adjudicate the Borrower or such Credit Party as bankrupt and such adjudication shall remain unvacated, not set aside, or unstayed for an aggregate of 30 days, whether or not consecutive;

    0.0.0.63.76. ADVERSE JUDGMENT. The Borrower and the other Credit Parties suffer final judgments against any of them since the date of this Agreement in an aggregate amount, less any insurance proceeds covering such judgments which are received or as to which the insurance carriers admit liability, greater than $1,000,000.00 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgments or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgments, by reason of a pending appeal or otherwise, shall not be in effect;

    0.0.0.63.77. TERMINATION EVENTS. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Agent, (i) such Termination Event shall have created and caused to be continuing a material risk of Plan termination or liability for withdrawal from the Plan as a substantive employer and (ii) the then present value of such Plan's vested benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $2,000,000.00 (or in the case of a Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount);

    0.0.0.63.78. PLAN WITHDRAWALS. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $2,000,000.00;

    0.0.0.63.79. CHANGE IN CONTROL. The occurrence of a Change in Control, a Repurchase Event (as defined in the Convertible Note Indenture), or a Change of Control (as defined in the Senior Subordinated Note Indenture);

    0.0.0.63.80. MERGER. The Merger shall not have occurred on or before December 13, 1996; or

    0.0.0.63.81. MATERIAL ADVERSE CHANGE. The occurrence of any material adverse change in the Borrower or any Credit Party's ability to perform its obligations under any Credit Document since the date of this Agreement.

    Section 0.0.0.63.82.    OPTIONAL ACCELERATION OF MATURITY.  If any Event
of Default (other than an Event of Default pursuant to Section 6.1(f)) shall have occurred and be continuing, then, and in any such event,

    0.0.0.63.83. the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances and the obligation of the Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest thereon, the Letter of Credit Obligations, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, all such Letter of Credit Obligations and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower;

    0.0.0.63.84. the Borrower shall, on demand of the Agent at the request or with the consent of the Majority Banks, deposit with the Agent into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Credit Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time; and

    0.0.0.63.85. the Agent shall at the request of, or may with the consent of, the Majority Banks proceed to enforce its rights and remedies under the Pledge Agreements, the Guaranties, or any other Credit Document for the ratable benefit of the Banks by appropriate proceedings.

    Section 0.0.0.63.86.    AUTOMATIC ACCELERATION OF MATURITY.  If any Event
of Default pursuant to Section 6.1(f) shall occur,

    0.0.0.63.87. the obligation of each Bank to make Advances and the obligation of the Issuing Bank to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower;

    0.0.0.63.88. the Borrower shall deposit with the Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time and

    0.0.0.63.89. the Agent shall at the request of, or may with the consent of, the Majority Banks proceed to enforce its rights and remedies under the Pledge Agreements, the Guaranties, or any other Credit Document for the ratable benefit of the Banks by appropriate proceedings.
    Section 0.0.0.63.90.    CASH COLLATERAL ACCOUNT.

    0.0.0.63.91. PLEDGE. The Borrower hereby pledges, and grants to the Agent for the benefit of the Banks, a security interest in all funds held in the Cash Collateral Account from time-to-time and all proceeds thereof, as security for the payment of the Credit Obligations, including all Letter of Credit Obligations owing to the Issuing Bank or any other Bank due and to become due from the Borrower to the Issuing Bank or any other Bank under this Agreement in connection with the Letters of Credit. Nothing in this
Section 6.4, however, shall either obligate the Agent to require any funds to be deposited in the Cash Collateral Account or limit the right of the Agent, which it may exercise at any time and from time-to-time, to release to the Borrower any funds held in the Cash Collateral Account pursuant to the other provisions of this Section 6.4.

    0.0.0.63.92. APPLICATION AGAINST LETTER OF CREDIT OBLIGATIONS; RELEASE OF FUNDS. The Agent may, at any time or from time-to-time apply funds then held in the Cash Collateral Account to the payment of any Letter of Credit Obligations owing to the Issuing Bank, in such order as the Agent may elect, as shall have become or shall become due and payable by the Borrower to the Issuing Bank under this Agreement in connection with the Letters of Credit.

    0.0.0.63.93. DUTY OF CARE. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

    Section 0.0.0.63.94.    SETOFF.  Upon (a) the occurrence and during the
continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 6.2 to authorize the Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 6.2 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to
Section 6.3, the Agent and each Bank is hereby authorized at any time and from time-to-time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note held by the Agent or such Bank, and the other Credit Documents, irrespective of whether or not the Agent or such Bank shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. The Agent and each Bank agrees to promptly notify the Borrower after any such set-off and application made by such Bank, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Bank under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Bank may have.

    Section 0.0.0.63.95.    REMEDIES CUMULATIVE, NO WAIVER.  No right, power,
or remedy conferred any Bank in this Agreement or the Credit Documents, or now or hereafter existing at law, in equity, by statute, or otherwise shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by law be cumulative and in addition to every other such right, power or remedy. No course of dealing and no delay in exercising any right, power, or remedy conferred to any Bank in this Agreement and the Credit Documents or now or hereafter existing at law, in equity, by statute, or otherwise shall operate as a waiver of or otherwise prejudice any such right, power, or remedy. Any Bank may cure any Event of Default without waiving the Event of Default.
No notice to or demand upon the Borrower shall entitle the Borrower to similar notices or demands in the future.

    Section 0.0.0.63.96.    APPLICATION OF PAYMENTS.  Prior to an Event of
Default, all payments made hereunder shall be applied as directed by the Borrower, but such payments are subject to the terms of this Agreement, including the application of prepayments according to Section 2.3. During the existence of an Event of Default, all payments and collections shall be applied to the Credit Obligations in accordance with Section 2.10 first to any reimbursements and indemnifications due to the Banks, then ratably to any accrued and unpaid interest and fees due to the Banks, then ratably to the outstanding principal balance of the Advances.

ARTICLE 0.0.0.63.97.

THE AGENT AND THE ISSUING BANK

    Section 0.0.0.63.98.    AUTHORIZATION AND ACTION.  Each Bank hereby
appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; PROVIDED that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law.

    Section 0.0.0.63.99.    AGENT RELIANCE, ETC.  Neither the Agent nor any
of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken (INCLUDING THE AGENT'S OWN NEGLIGENCE) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement or any other Credit Document on the part of the Borrower or its Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Credit Document; and
(f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier, telegram, cable, or telex) believed by it to be genuine and signed or sent by the proper party or parties.

    Section 0.0.0.63.100.   THE AGENT AND ITS AFFILIATES.  With respect to
its Commitment, the Advances made by it, and the Note issued to it, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. NationsBank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any of its Subsidiaries, all as if the Agent were not an agent hereunder and without any duty to account therefor to the Banks.

    Section 0.0.0.63.101.   BANK CREDIT DECISION.  Each Bank acknowledges
that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 4.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Credit Documents.

    Section 0.0.0.63.102.   INDEMNIFICATION AND EXPENSES.  THE BANKS
SEVERALLY AGREE TO INDEMNIFY THE AGENT AND THE ISSUING BANK (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT AND THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE AGENT OR THE ISSUING BANK UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING THE AGENT'S AND THE ISSUING BANK'S OWN NEGLIGENCE), PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE AGENT'S AND THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE THE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

    Section 0.0.0.63.103.   SUCCESSOR AGENT AND ISSUING BANK.  The Agent or
the Issuing Bank may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent or Issuing Bank with, if an Event of Default has not occurred and is not continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent or Issuing Bank shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's or Issuing Bank's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or Issuing Bank, then the retiring Agent or Issuing Bank may, on behalf of the Banks and the Borrower, appoint a successor Agent or Issuing Bank, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee and, in the case of the Issuing Bank, a Bank. Upon the acceptance of any appointment as Agent or Issuing Bank by a successor Agent or Issuing Bank, such successor Agent or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Issuing Bank, and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Bank shall remain the Issuing Bank with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any retiring Agent's or Issuing Bank's resignation or removal hereunder as Agent or Issuing Bank, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Issuing Bank under this Agreement and the other Credit Documents.

ARTICLE 0.0.0.63.104.

MISCELLANEOUS

    Section 0.0.0.63.105.   COSTS AND EXPENSES.  The Borrower agrees to pay
on demand all reasonable out-of-pocket costs and expenses of Agent (but not of other Banks) in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, and the other Credit Documents including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent (but not of other Banks) with respect to advising the Agent as to its rights and responsibilities under this Agreement, and all reasonable out-of-pocket costs and expenses, if any, of the Agent, the Issuing Bank, and each Bank (including, without limitation, reasonable counsel fees and expenses of each Bank) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, and the other Credit Documents.

    Section 0.0.0.63.106.   INDEMNIFICATION.  THE BORROWER SHALL INDEMNIFY
THE AGENT, THE ISSUING BANK, EACH BANK, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, OR DAMAGES ARISE OUT OF OR RESULT FROM (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OR ANY AFFILIATE OF THE BORROWER OF THE PROCEEDS OF ANY ADVANCE, (II) ANY BREACH BY THE BORROWER OF ANY PROVISION OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR (III) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING AND THE BORROWER SHALL REIMBURSE THE AGENT, THE ISSUING BANK, EACH BANK, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS, UPON DEMAND FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION, OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.

    Section 0.0.0.63.107.   WAIVERS AND AMENDMENTS.  No amendment or waiver
of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED that no amendment, waiver or consent shall, unless in writing and signed by all the Banks and the Borrower, do any of the following:
(a) waive any of the conditions specified in Article 3, (b) increase the Commitments of the Banks, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document, (d) postpone or extend any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, including the Revolving Credit Maturity Date, (e) change the number of Banks which shall be required for the Banks or any of them to take any action hereunder or under any other Credit Document, (f) amend Section 2.10(e) or this
Section 8.3, (g) release any Guarantor from its obligations under any Guaranty; or (h) amend the definition of "Majority Banks"; and PROVIDED, further, that no amendment, waiver or consent shall, unless in writing and signed by the Agent or the Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of the Agent or the Issuing Bank, as the case may be, under this Agreement or any other Credit Document.

    Section 0.0.0.63.108.   SEVERABILITY.  In case one or more provisions of
this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

    Section 0.0.0.63.109.   SURVIVAL OF REPRESENTATIONS, ETC.  All
representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances, and any investigation made by or on behalf of the Banks, none of which investigations shall diminish any Bank's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 8.1 and 8.2 shall survive any termination of this Agreement and repayment in full of the Credit Obligations.

    Section 0.0.0.63.110.   BINDING EFFECT.  This Agreement shall become
effective when it shall have been executed by the Borrower and the Agent, and when the Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, the Issuing Bank, and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.

    Section 0.0.0.63.111.   BANK ASSIGNMENTS AND PARTICIPATIONS.

    0.0.0.63.112. ASSIGNMENTS. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, and the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); PROVIDED that
(i) each such assignment must be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement, (ii) the amount of the Commitments and Advances of such Bank (unless it is assigning all of its Commitments) being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) must in no event be less than $10,000,000.00 and shall be an integral multiple of $1,000,000.00, (iii) each such assignment must be to an Eligible Assignee, (iv) the parties to each such assignment must execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Agent) shall pay to the Agent a $3,000.00 administrative fee. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least two Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

    0.0.0.63.113. TERMS OF ASSIGNMENTS. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 4.4 and 5.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(vi) such assignee agrees that it shall perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

    0.0.0.63.114. THE REGISTER. The Agent shall maintain at its address referred to in SCHEDULE I a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time-to-time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Bank, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time-to-time upon reasonable prior notice.

    0.0.0.63.115. PROCEDURES. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Revolving Credit Notes or Term Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at the Borrower's own expense, shall execute and deliver to the Agent in exchange for the surrendered Revolving Credit Notes Term Notes, a new Revolving Credit Note and Term Note to the order of such Eligible Assignee in an amount equal to the Revolving Credit Commitment assumed and Term Advances purchased by it pursuant to such Assignment and Acceptance and, if such Bank has retained any Commitment hereunder, a new Revolving Credit Note and new Term Notes to the order of such Bank in an amount equal to the Revolving Credit Commitment and Term Advances retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance.

    0.0.0.63.116. PARTICIPATIONS. Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Notes held by it); PROVIDED that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Agent, the Issuing Bank, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not require the participant's consent to any matter under this Agreement, except for (A) changes in the principal amount of the Notes, (B) reductions in fees, interest, or any scheduled principal installment, (C) extensions of the Revolving Credit Maturity Date or the date for payment of any installment of fees, principal, or interest. The Borrower hereby agrees that participants shall have the same rights under Sections 2.8, 2.9, 2.11(c), 2.12, and 8.2 as a Bank to the extent of their respective participations.

    0.0.0.63.117. CONFIDENTIALITY. The Agent, the Issuing Bank, and the Banks understand and agree that the Borrower's common stock is a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on the New York Stock Exchange. By reason of the foregoing, the Borrower has an obligation to prevent unauthorized dissemination of material inside information. For this purpose, the Agent, the Issuing Bank, and the Banks agree that, except as otherwise provided above, they will keep confidential and will not disclose or divulge any information of the Borrower which the Agent or the Banks may obtain from the Borrower pursuant to financial or management reports or statements or other materials submitted by the Borrower to the Agent, the Issuing Bank, or the Banks under this Agreement or pursuant to visitation or inspection rights granted hereunder, or use such information other than to monitor their loan portfolio, unless (1) such information is known or becomes known to the public other than as a result of a breach of this Agreement by the Agent, the Issuing Bank, or the Banks, (2) such information is obtained without an obligation of confidentiality from sources independent of the Borrower, (3) such information is developed internally by such party without violation of this Agreement and by personnel who have not had access to confidential information of the Borrower, or (4) such information is provided to others to enforce such party's rights hereunder or as required by law; PROVIDED that the Agent, the Issuing Bank, or the Banks may disclose any such information to their officers, attorneys, accountants, consultants, and other professionals engaged by the Agent or the Banks and employees (collectively "Professionals and Employees") to the extent necessary to obtain their services in connection with this Agreement and related matters. The Agent and the Banks shall inform each of such Professionals and Employees of their confidential obligations hereunder and shall use all reasonable efforts to ensure that such Persons maintain the confidentiality of such
information.   Subject to the foregoing, each Bank may provide any information concerning the Borrower in the possession of such Bank from time-to-time to assignees and participants (including prospective assignees and participants); PROVIDED that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

    Section 0.0.0.63.118.   NOTICES, ETC.  All notices and other
communications shall be in writing (including telecopy, telegraphic, telex, or cable communication) and delivered, telecopied, telegraphed, telexed, or cabled as follows: if to the Borrower, as specified in SCHEDULE I and if to any Bank, at its Domestic Lending Office specified opposite its name in SCHEDULE I. Each party may change its notice address by written notification to the other parties. All such notices and communications shall, when delivered, telecopied, telegraphed, telexed, or cabled, be effective when delivered, telecopy transmission is completed, delivered to the telegraph company, confirmed by telex answerback, or delivered to the cable company, respectively, except that notices and communications to any Bank pursuant to Article 2 shall not be effective until received.

    Section 0.0.0.63.119.   GOVERNING LAW.  This Agreement, the Notes, and
the other Credit Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

    Section 0.0.0.63.120.   EXECUTION IN COUNTERPARTS.  This Agreement may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    Section 0.0.0.63.121.   WAIVER OF JURY.  THE BORROWER, THE BANKS, THE
AGENT, AND THE ISSUING BANK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[remainder of page intentionally left blank]


    EXECUTED as of the date first above written.



                        BORROWER:

                        MAXXIM MEDICAL, INC.


                        By:
                               Kenneth W. Davidson
                               President, Chief Executive Officer,
                               and Chairman of the Board


                        MAXXIM DELAWARE:

                        MAXXIM MEDICAL, INC.


                        By:
                               Kenneth W. Davidson
                               President, Chief Executive Officer,
                               and the Chairman of the Board


                        AGENT:

                        NATIONSBANK OF TEXAS, N.A.


                        By:
                            Frank T. Hundley
                            Senior Vice President


COMMITMENTS:                BANKS:

                        NATIONSBANK OF TEXAS, N.A.
Revolving Credit
   Commitment:
$75,000,000.00              By:
                            Frank T. Hundley
Term Commitment:                    Senior Vice President
$90,000,000.00

                                    EXHIBIT C

                                FORM OF GUARANTY


    This Guaranty dated as of July 30, 1996 ("Guaranty") is by
("Guarantor"), in favor of the Banks (as defined in the Credit Agreement described below) and NationsBank of Texas, N.A., as Agent for the Banks ("Agent").

INTRODUCTION

     A. This Guaranty is given in connection with the Second Amended and Restated Credit Agreement dated as of July 30, 1996 (as the same may be amended, modified or supplemented from time-to-time, the "Credit Agreement") among Maxxim Medical, Inc., a Texas corporation ("Borrower"), the Banks named therein, and the Agent.

     B. The Borrower is the principal financing entity for all capital requirements of its Subsidiaries, and from time-to-time the Borrower has made capital contributions and advances to its Subsidiaries, including the Guarantor. The Guarantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

     C. Under the Credit Agreement, it is a condition to the restatement of the Existing Credit Agreement that the Guarantor shall have executed and delivered this Guaranty.

     Therefore, in consideration of the foregoing and for other good and valuable consideration, the Guarantor hereby agrees with Agent for its benefit and the ratable benefit of the Banks as follows:

Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meaning assigned to such terms by the Credit Agreement.

Section 2.  Guaranty.

     [3.] The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of (a) all obligations of the Borrower to the Agent, the Banks, or any Bank now or hereafter existing under the Credit Agreement, the Notes, and any other Credit Document, whether for principal, obligations under any Interest Hedge Agreement, interest, fees, expenses, or otherwise and (b) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations (all of such obligations being the "Obligations"), and any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent or any Bank in enforcing any rights under this Guaranty. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts which constitute part of the Obligations even if such Obligations are declared unenforceable or not allowable in a bankruptcy, reorganization or similar proceeding involving the Borrower. The Guarantor will pay the Agent for the ratable benefit of the Banks all amounts payable under this Guaranty in immediately available funds one Business day after written demand from the Agent.

     [4.] If any sum due from the Guarantor under this Guaranty or any order or judgment given in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Guarantor with any governmental authority or in any court or tribunal or (b) enforcing any order or judgment given in relation hereto, the Guarantor shall indemnify each Person to whom such sum is due against any loss actually suffered as a result of any discrepancy between (i) the rate of exchange used when restating the amount in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Person, acting in good faith in a commercially reasonable manner, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in party, of any such order, judgment, claim, or proof. The foregoing indemnity shall constitute a separate obligation of the Guarantor distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.] [NOTE: Only for foreign subsidiaries]

Section 5. Limit of Liability. The Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

Section 6. Guaranty Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the Notes, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. This Guaranty is a guarantee of payment, not of collection and the Guarantor's obligations hereunder are primary, not secondary. The obligations of the Guarantor under this Guaranty are independent of the Obligations, joint and several with any guarantor of the Obligations in each and every particular, and a separate action or actions may be brought and prosecuted against the Borrower or any other person or whether the Borrower or any other person is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

     0.0.0.1. The unenforceability of the Obligations or any Credit Document for any reason whatsoever, including that the act of creating the Obligations is ultra vires, the officers or representatives executing the documents creating the Obligations exceeded their authority, the Obligations violate usury or other laws, or the Borrower has defenses to the payment of the Obligations, including defenses based on failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, statute of limitations, lender liability, or accord and satisfaction;

     0.0.0.2. Any increase, reduction, extension, or rearrangement of the Obligations, any amendment, supplement, or other modification of the Credit Documents, or any waiver or consent granted under the Credit Documents, including waivers of the payment and performance of the Obligations;

     0.0.0.3. Any release, exchange, subordination, waste, or other impairment (including negligent, willful, unreasonable, or unjustifiable impairment) of any collateral securing payment of the Obligations; the failure of the Agent or any Bank or any other person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale, or other handling of such collateral; the fact that any security interest, lien, or assignment related to any collateral for the Obligations shall not be properly perfected, or shall prove to be unenforceable or subordinate to any other security interest, lien, or assignment;

     0.0.0.4. Any full or partial release of the Borrower, any guarantor, or any other person liable for the payment of the Obligations;

     0.0.0.5. The manner of applying payments or the proceeds of collateral against the Obligations;

     0.0.0.6. Any change in the organization or structure of the Borrower, any guarantor, or any other person liable for the payment of the Obligations; any change in the shareholders, directors, or officers of the Borrower or any other person liable for the payment of the Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of the Borrower or any other person liable for the payment of the Obligations;

     0.0.0.7. The failure to give notice of any extension of credit made by the Agent or any Bank to the Borrower, notice of acceptance of this Guaranty, notice of any amendment, supplement, or other modification of any Credit Document, notice of the execution of any document or agreement creating new Obligations, notice of any default or event of default, however denominated, under the Credit Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of suit, notice of sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Obligations notice of the Agent's or any Bank's transfer of the Obligations, notice of the financial condition of or other circumstances regarding the Borrower or any other Obligor, or any other notice of any kind relating to the Obligations (and the parties intend that the Guarantor shall not be considered a "Debtor" as defined in Section 9.105 of the Texas Business and Commerce Code for the purpose of notices required to be given to a Debtor thereunder);

     0.0.0.8. Any payment or grant of collateral by the Borrower to the Agent or any Bank is held to constitute a preference under bankruptcy laws, or for any reason the Agent or any Bank is required to refund such payment or release such collateral;

     0.0.0.9. Any other action taken or omitted which affects the Obligations, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Obligations pursuant to the terms hereof; or

     0.0.0.10. the fact that all or any of the Obligations cease to exist by operation of law, including, without limitation, by way of discharge, limitation or tolling thereof under applicable bankruptcy laws.

Section 0.0.0.10.1. Certain Waivers.

     0.0.0.10.2. Notice and Other Remedies. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest or other Lien or any Property subject thereto or exhaust any right to take any action against the Guarantor or any other Person or any collateral, including any action required by Chapter 34 of the Texas Business and Commerce Code.

     0.0.0.10.3. Waiver of Subrogation and Contribution.

     0.0.0.11. Until such time as the Obligations are paid in full, the Guarantor hereby irrevocably waives any claim or other rights which it may acquire against the Borrower that arise from the Guarantor's obligations under this Guaranty or any other Credit Document, including, without limitation, any right of subrogation (including, without limitation, any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. 509, or otherwise), reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Agent or any Bank against the Borrower or any collateral which the Agent or any Bank now has or acquires. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and the Banks, and shall promptly be paid to the Agent for the benefit of the Agent and the Banks to be applied to the Obligations, whether matured or unmatured, as the Agent may elect. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 5.02(a) is knowingly made in contemplation of such benefits.

     0.0.0.12. The Guarantor agrees that, to the extent that any Borrower makes payments to the Agent or any Bank, or the Agent or any Bank receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. THE GUARANTOR SHALL INDEMNIFY THE AGENT, THE ISSUING BANK, EACH BANK, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, OR DAMAGES ARISE OUT OF OR RESULT FROM (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OR ANY AFFILIATE OF THE BORROWER OF THE PROCEEDS OF ANY ADVANCE, (II) ANY BREACH BY THE GUARANTOR OF ANY PROVISION OF THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT, OR (III) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO THE FOREGOING AND THE GUARANTOR SHALL REIMBURSE THE AGENT, THE ISSUING BANK, EACH BANK, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS, UPON DEMAND FOR ANY REASONABLE OUT-OF-POCKET EXPENSES (INCLUDING LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION, OR OTHER PROCEEDING; AND EXPRESSLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.

     Section 0.0.0.12.1. Representations and Warranties; Covenants. The representations and warranties set forth in Article 4 of the Credit Agreement are incorporated herein by reference, and the Guarantor represents and warrants to the Agent each such representation and warranty which applies to the Guarantor as if set forth herein. The covenants set forth in Article 5 of the Credit Agreement are incorporated herein by reference, and the Guarantor agrees with the Agent to comply with each such covenant which applies to the Guarantor as if set forth herein.

Section 0.0.0.12.2. Miscellaneous.

     0.0.0.12.3. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Agent, the Majority Banks and the Guarantor, provided that any amendment or waiver releasing the Guarantor from any liability hereunder shall be signed by all the Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     0.0.0.12.4. Addresses for Notices. All notices and other communications to any Person provided for hereunder shall be delivered to the address of such Person set forth in the Credit Agreement and each such notice or communication shall be effective as set forth in the Credit Agreement.

     0.0.0.12.5. No Waiver; Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     0.0.0.12.6. Ri-ht of Set-Off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 6.2 of the Credit Agreement to authorize the Agent to declare the Notes and any other amount payable under the Credit Agreement due and payable pursuant to the provisions of such Section 6.2 or the automatic acceleration of the Notes and all amounts payable under the Credit Agreement pursuant to Section 6.3 thereunder, the Agent and each Bank is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by the Agent or such Bank to the account of the Guarantor against any and all of the obligations of the Guarantor under this Guaranty, irrespective of whether or not the Agent or such Bank shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. The Agent and each Bank agrees promptly to notify the Guarantor after any such set-off and application made by the Agent or such Bank provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and Banks under this Section 7.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or the Banks may have.

     0.0.0.12.7. Continuing Guaranty; Assignments under Credit Agreement. This Guaranty shall create a continuing guaranty and shall (i) remain in full force and effect until irrevocable payment in full and termination of the Guaranteed Obligations, (ii) be binding upon the Guarantor, its successors, and assigns, and (iii) inure, together with the rights and remedies of the Agent and the Banks hereunder, to the benefit of the Agent, the Banks, and their respective successors and Eligible Assignees. Without limiting the generality of the foregoing clause, when any Bank assigns or otherwise transfers any interest held by it under the Credit Agreement or other Credit Document to any other Person (pursuant to Section 8.7 of the Credit Agreement), that other Person shall thereupon become vested with all the benefits held by such Bank under this Guaranty. Upon the irrevocable payment in full and termination of the Guaranteed Obligations, the guaranty granted hereby shall terminate and all rights hereunder shall revert to the Guarantor to the extent such rights have not been applied pursuant to the terms hereof. Upon any such termination, the Agent will, at the Guarantor's expense, execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

     0.0.0.12.8. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     0.0.0.12.9. Governing Law. This Guaranty and the other Credit Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

     0.0.0.12.10. WAIVER OF JURY. THE GUARANTOR, THE BANKS, THE AGENT, AND THE ISSUING BANK HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER CREDIT DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     0.0.0.12.11. CHOICE OF FORUM AND VENUE. THE GUARANTOR AGREES AND SHALL NOT CONTEST THAT PROPER FORUM AND VENUE FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO ARE IN THE COURTS OF THE STATE OF TEXAS IN HARRIS COUNTY, TEXAS, AND THE FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE FOREGOING BASED UPON CLAIMS THAT THE FOREGOING COURTS ARE AN INCONVENIENT FORUM.

     0.0.0.12.12. SERVICE OF PROCESS. IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO, THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS OR NOTICE AND AGREES THAT SERVICE BY FIRST CLASS MAIL, RETURN RECEIPT REQUESTED, TO THE GUARANTOR AT ITS ADDRESS FOR NOTICES HEREUNDER, OR ANY OTHER FORM OF SERVICE PROVIDED FOR IN THE TEXAS CIVIL PRACTICE LAW AND RULES THEN IN EFFECT SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE UPON THE GUARANTOR. THE GUARANTOR IRREVOCABLY APPOINTS THE BORROWER (MAXXIM MEDICAL, INC.), AS ITS AGENT FOR THE PURPOSES OF SERVICE ON THE GUARANTOR, AND ANY PROPER SERVICE AGAINST THE GUARANTOR MADE TO THE BORROWER, SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE UPON THE GUARANTOR.

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS GUARANTY, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


    The Guarantor has caused this Guaranty to be duly executed as of the date first above written.
                        [GUARANTOR]


                        By:
                        Name:
                        Title:
                                PLEDGE AGREEMENT
                               (Maxxim Delaware)

    This Pledge Agreement dated as of July 30, 1996 ("Agreement"), is between Maxxim Medical, Inc., a Delaware corporation ("Debtor"), and NationsBank of Texas, N.A., as agent for the Banks (as defined in the Credit Agreement described below) ("Secured Party").

INTRODUCTION

    A. Reference is made to the Second Amended and Restated Credit Agreement dated as of July 30, 1996 (as the same may be amended, supplemented, and modified from time to time, the "Credit Agreement"), among Maxxim Medical, Inc., a Texas corporation ("Borrower"), the Banks (as defined therein), and the Secured Party. Pursuant to the Guaranty dated as of even date herewith (as the same may be amended, supplemented, and modified from time to time, the "Guaranty") made by the Debtor in favor of the Secured Party and the Banks, the Debtor has guaranteed the Borrower's obligations under Credit Agreement.

    B. Under the Credit Agreement, it is a condition to the restatement of the Existing Credit Agreement (as defined in the Credit Agreement) that the Debtor shall enter into this Agreement.

    Therefore, the Debtor hereby agrees with the Secured Party for its benefit and the ratable benefit of the Banks as follows:

Section 1. DEFINITIONS. All capitalized terms not otherwise defined in this Agreement that are defined in the Credit Agreement shall have the meaning assigned to such terms by the Credit Agreement. Any terms used in this Agreement that are defined in the Uniform Commercial Code as adopted in the state of Texas ("UCC") shall have the meaning assigned to those terms by the UCC, whether specified elsewhere in this Agreement or not. In addition, the following terms shall have the following meanings:

    "Chief Executive Office Location" means the Debtor's principal place of business and chief executive office location at the address specified in the notice provision of the Credit Agreement as of the date of this Agreement.

    "Collateral" means all of the Debtor's present and future right, title, and interest in the Pledged Securities, Records, any Collateral Accounts, and Proceeds.

    "Collateral Account" means any deposit account with the Secured Party which is designated, maintained, and under the sole control of the Secured Party and is pledged to the Secured Party which has been established pursuant to the provisions of this Agreement for the purposes described in this Agreement including collecting, holding, disbursing, or applying certain funds, all in accordance with this Agreement. The Debtor agrees to execute any documents reasonably requested by the Secured Party to create any Collateral Account and pledge it to the Secured Party.

    "Event of Default" means any Event of Default, as such term is defined in the Credit Agreement.

    "Pledged Securities" means all of the shares of stock described in SCHEDULE I to this Agreement and all additional shares of stock of each issuer of such shares of stock issued to Debtor (provided however that the percentage of the issued and outstanding shares of capital stock of each issuer thereof pledged hereunder shall not exceed the percentages reflected for such issuers in
SCHEDULE I to this Agreement), together with all dividends, cash, instruments, and other proceeds from time to time received or otherwise distributed in respect of the foregoing, including stock rights, options, rights to subscribe, dividends, liquidating dividends, stock dividends, new securities (including any shares of the Target received due to the merger of Acquisition into the Target), or other properties or benefits to which the Debtor may become entitled to receive on account of such property.

    "Proceeds" means all present and future proceeds of the Pledged Securities, whether arising from the collection, sale, exchange, assignment, or other disposition of any Pledged Securities, the realization upon any Pledged Securities, or any other transaction or occurrence, including all claims of Debtor against third parties for impairment, loss, or damage to any Pledged Securities, all proceeds payable under any put, call, hedge, or other protection for the value of any Pledged Securities, and all rights under any indemnity, warranty, or guaranty of or for any of the foregoing, whether such proceeds are represented as money, deposit accounts, accounts, general intangibles, securities, instruments, documents, chattel paper, inventory, equipment, fixtures, or goods.

    "Records" means all of the Debtor's present and future contracts, accounting records, files, computer files, computer programs, and other records relating to the Pledged Securities and Proceeds.

    "Secured Obligations" means (a) all amounts now or hereafter owed by the Debtor to the Secured Party, the Banks, or any Bank under the Guaranty and the other Credit Documents, (b) all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Secured Party, the Banks, or any Bank under the Credit Agreement and the other Credit Documents, and (c) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the agreements creating the foregoing obligations.

Section 2.  SECURITY INTEREST.

    3. GRANT OF SECURITY INTEREST. The Debtor hereby grants to the Secured Party, for its benefit and the ratable benefit of the Banks, a security interest in the Collateral to secure the payment and performance of the Secured Obligations.

    4. DEBTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding:
(a) the Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform its obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Secured Party of any rights hereunder shall not release Debtor from any obligations under the contracts and agreements included in the Collateral; and (c) Secured Party shall not have any obligation under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform or fulfill any of the obligations of the Debtor thereunder, including any obligation to make any inquiry as to the nature or sufficiency of any payment Debtor may be entitled to receive thereunder, to present or file any claim, or to take any action to collect or enforce any claim for payment thereunder.

Section 5. GENERAL PROVISIONS. The Debtor represents and warrants to and agrees with the Secured Party as follows:

    6. OWNERSHIP. The Debtor has good and indefeasible title to the Collateral free from any liens, security interests, assignments, options, adverse claims, restrictions, and other encumbrances whatsoever. The shares of stock representing the Pledged Securities are duly authorized and validly issued and are fully paid and nonassessable. As of the date of this Agreement, each issuer of any Pledged Securities has no outstanding capital stock or other securities except those shown in SCHEDULE I. The Pledged Securities constitute the percentages reflected on SCHEDULE I of the issued and outstanding shares of capital stock of each issuer thereof. No effective pledge or other transfer regarding the Pledged Securities is in effect. No recorded financing statement or similar recording or filing covering any part of the Collateral is in effect or on file in any recording office, except those filed in connection with this Agreement. The Debtor shall not, without the prior written consent of the Secured Party, grant any lien, security interest, assignment, option, restriction, claim, or other encumbrance on or against the Collateral, or lease, sell, or otherwise transfer any of its rights in the Collateral.

    7. PERFECTION. All certificates or instruments representing the Pledged Securities are correctly described in the definition of "Pledged Securities" and have been delivered to the Secured Party in a form suitable for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. No authorization, approval, or other action is necessary to perfect such security interests granted or purported to be granted hereunder, to allow the Debtor to perform its obligations hereunder, or to permit the Secured Party to exercise its rights and remedies hereunder (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally). The true and correct name of the Debtor as listed on its articles of incorporation is the name specified in the first paragraph of this Agreement, and the Debtor shall not change its name without the advance written consent of the Secured Party. The chief executive office of the Debtor is located at the Chief Executive Office Location. Without advance notice to the Secured Party and the opportunity for the Secured Party to take all actions under Section 3.5 to perfect the security interests purported to be granted hereunder, the Debtor shall not change the Chief Executive Office Location. 8. PRIORITY. 9. The security interest created by this Agreement is first priority, and the Debtor shall preserve and maintain the status of such security interest to the end that this Agreement shall remain a first priority security interest in the Collateral.

    10. If the proceeds of the Secured Obligations are used to pay any indebtedness secured by prior liens, the Secured Party is subrogated to all of the rights and liens of the holders of such indebtedness.

    11. USE AND CONDITION.

    12. The Debtor agrees that it will cause each issuer of the Pledged Securities not to issue any stock or other securities in addition to or in substitution for the Pledged Securities existing as of the date hereof which are listed in the table in the definition of Pledged Securities. The Debtor agrees that it will cause each issuer of any Pledged Securities not to issue any stock or other securities except those in existence on the date of this Agreement.

    13. All non-cash dividends which are received by the Debtor shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Debtor, and shall be promptly paid over to the Secured Party to be held as Pledged Securities in the same form as so received (with any necessary endorsement). Upon the Secured Party's request, if disposition of any Collateral gives rise to any instruments, documents, or chattel paper the Debtor shall promptly inform the Secured Party thereof and deliver such instruments, documents, or chattel paper to the Secured Party with all necessary endorsements and assignment agreements requested by the Secured Party.

    14. With regard to the Pledged Securities, so long as no Default or Event of Default shall exist the Debtor shall be entitled to exercise any voting and other consensual rights pertaining to the Pledged Securities for any purpose not inconsistent with the terms of this Agreement; provided, that the Debtor shall not exercise or shall refrain from exercising any such right if, in the Secured Party's judgment, such action would have a materially adverse effect on the value of the Pledged Securities. The Secured Party shall execute and deliver (or cause to be executed and delivered) to the Debtor all proxies and other instruments that the Debtor may reasonably request to enable the Debtor to exercise the voting and other rights which it is entitled to exercise hereunder and to receive the dividends or interest payments which it is authorized to receive and retain hereunder.

    15. FURTHER ASSURANCES.

        0.0.0.0.1.  THE DEBTOR AGREES THAT AT ANY TIME THE DEBTOR
SHALL PROMPTLY EXECUTE AND DELIVER ALL FURTHER AGREEMENTS, AND TAKE ALL FURTHER ACTION, THAT MAY BE NECESSARY OR THAT THE SECURED PARTY MAY REASON-ABLY REQUEST, IN ORDER TO FURTHER EVIDENCE THE SECURITY INTERESTS GRANTED OR PURPORTED TO BE GRANTED HEREUNDER AND PERFECT AND PROTECT THE SAME OR TO ENABLE THE SECURED PARTY TO EXERCISE AND ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. WITHOUT LIMITING THE FOREGOING, THE DEBTOR SHALL EXECUTE STOCK POWERS, PLEDGE REGISTRATION REQUESTS, FINANCING STATEMENTS, AMENDMENTS AND CONTINUATIONS OF FINANCING STATEMENTS, AND SUCH OTHER DOCUMENTS AND AGREEMENTS AS THE SECURED PARTY MAY REASONABLY REQUEST IN ORDER TO PERFECT AND PRESERVE THE SECURITY INTERESTS GRANTED OR PURPORTED TO BE GRANTED HEREUNDER. THE DEBTOR SHALL FURNISH TO THE SECURED PARTY FROM TIME TO TIME ANY STATEMENTS AND SCHEDULES FURTHER IDENTIFYING AND DESCRIBING ANY OF THE COLLATERAL AND SUCH OTHER REPORTS IN CONNECTION WITH THE COLLATERAL AS THE SECURED PARTY MAY REASONABLY REQUEST.

        0.0.0.0.2.  DURING THE EXISTENCE OF AN EVENT OF DEFAULT, THE
DEBTOR AGREES THAT, IF THE DEBTOR FAILS TO PERFORM UNDER THIS AGREEMENT, THE SECURED PARTY MAY, BUT SHALL NOT BE OBLIGATED TO, PERFORM THE DEBTOR'S OBLIGATIONS UNDER THIS AGREEMENT AND ANY EXPENSES INCURRED BY THE SECURED PARTY IN PERFORMING THE DEBTOR'S OBLIGATIONS SHALL BE PAID BY THE DEBTOR. ANY SUCH PERFORMANCE BY THE SECURED PARTY MAY BE MADE BY THE SECURED PARTY IN REASONABLE RELIANCE ON ANY STATEMENT, INVOICE, OR CLAIM, WITHOUT INQUIRY INTO THE VALIDITY OR ACCURACY THEREOF. THE AMOUNT AND NATURE OF ANY EXPENSE OF THE SECURED PARTY HEREUNDER SHALL BE CONCLUSIVELY ESTABLISHED BY A CERTIFICATE OF ANY OFFICER OF THE SECURED PARTY.

        0.0.0.0.3.  THE DEBTOR IRREVOCABLY APPOINTS THE SECURED PARTY
AS THE DEBTOR'S ATTORNEY IN FACT, WITH FULL AUTHORITY TO ACT DURING THE EXISTENCE OF AN EVENT OF DEFAULT FOR THE DEBTOR AND IN THE NAME OF THE DEBTOR, TO TAKE ANY ACTION AND EXECUTE ANY AGREEMENT WHICH THE SECURED PARTY DEEMS NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT, INCLUDING TAKING ACTIONS THE SECURED PARTY IS EXPRESSLY AUTHORIZED TO TAKE PURSUANT TO THIS AGREEMENT (SUCH AS THE MATTERS DESCRIBED IN PARAGRAPH (A) ABOVE), INSTITUTING PROCEEDINGS THE SECURED PARTY DEEMS NECESSARY OR DESIRABLE TO ENFORCE THE RIGHTS OF THE SECURED PARTY WITH RESPECT TO THIS AGREEMENT, AND TAKING ACTIONS WITH RESPECT TO RECEIVING, ENDORSING, AND COLLECTING INSTRUMENTS MADE PAYABLE TO THE DEBTOR REPRESENTING ANY DIVIDEND, INTEREST PAYMENT, OR OTHER DISTRIBUTION IN RESPECT OF THE PLEDGED SECURITIES AND GIVING FULL DISCHARGE FOR THE SAME.

        0.0.0.0.4.  THE POWERS CONFERRED ON THE SECURED PARTY UNDER
THIS AGREEMENT ARE SOLELY TO PROTECT ITS RIGHTS UNDER THIS AGREEMENT AND SHALL NOT IMPOSE ANY DUTY UPON IT TO EXERCISE ANY SUCH POWERS. EXCEPT AS ELSEWHERE PROVIDED HEREUNDER, THE SECURED PARTY SHALL HAVE NO DUTY AS TO ANY OF THE COLLATERAL OR AS TO THE TAKING OF ANY NECESSARY STEPS TO PRESERVE RIGHTS AGAINST PRIOR PARTIES OR ANY OTHER RIGHTS PERTAINING TO THE COLLATERAL. THE SECURED PARTY SHALL HAVE NO RESPONSIBILITY FOR
(I) ASCERTAINING OR TAKING ACTION WITH RESPECT TO CALLS, CONVERSIONS, EXCHANGES, MATURITIES, TENDERS, OR OTHER MATTERS RELATIVE TO ANY PLEDGED SECURITIES, WHETHER OR NOT THE SECURED PARTY HAS OR IS DEEMED TO HAVE KNOWLEDGE OF SUCH MATTERS, OR (II) TAKING ANY NECESSARY STEPS TO PRESERVE RIGHTS AGAINST ANY PARTIES WITH RESPECT TO ANY PLEDGED SECURITIES.

Section 0.0.0.0.4.1.    REMEDIES.  During the continuation of any Event of
Default:

    0.0.0.0.4.2.    INTERIM REMEDIES.

    0.0.0.0.4.3. The Secured Party may exercise all the rights and remedies of a secured party under the UCC.

    0.0.0.0.4.4. The Secured Party may prosecute actions in equity or at law for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted or for the enforcement of any other appropriate legal or equitable remedy.

    0.0.0.0.4.5. All rights of the Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to this Agreement shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights.

    0.0.0.0.4.6. To the extent permitted by applicable law, the Secured Party shall have the right, without notice to the Debtor, to transfer or to register, in the name of the Secured Party or any of its nominees, any of the Pledged Securities. In addition, the Secured Party shall have the right at any time to exchange the certificates or instruments representing the Pledged Securities for certificates or instruments of smaller or larger denominations.

    0.0.0.0.4.7. The Secured Party may require the Debtor to promptly assemble any tangible Collateral and make it available to the Secured Party at a place to be designated by the Secured Party. The Secured Party may occupy any premises owned or leased by the Debtor where the Collateral is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to the Debtor with respect to such occu- pation. The Secured Party shall have no obligation to take any action to assemble or otherwise take control of the Collateral, whether for the purposes of sale or otherwise.

    0.0.0.0.4.8. The Secured Party may take any action permitted under the Credit Agreement and the other Credit Documents, including declaring the unpaid portion of the Secured Obligations to be immediately due and payable under the terms of the Credit Agreement.

    0.0.0.0.4.9.    FORECLOSURE.

    0.0.0.0.4.10. The Secured Party may foreclose on the Collateral in any manner permitted by the courts of or in the State of Texas. If the Secured Party should institute a suit for the collection of the Secured Obligations and for the foreclosure of this Agreement, the Secured Party may at any time before the entry of a final judgment dismiss the same, and take any other action permitted by this Agreement.

    0.0.0.0.4.11. The Secured Party may exercise all the rights and remedies of a secured party under the UCC, including foreclosure.

    0.0.0.1. IF, IN THE OPINION OF THE SECURED PARTY, THERE IS ANY QUESTION THAT A PUBLIC OR SEMIPUBLIC SALE OR DISTRIBUTION OF ANY COLLATERAL WILL VIOLATE ANY STATE OR FEDERAL SECURITIES LAW, THE SECURED PARTY IN ITS DISCRETION (A) MAY OFFER AND SELL SECURITIES PRIVATELY TO PURCHASERS WHO WILL AGREE TO TAKE THEM FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION AND WHO WILL AGREE TO IMPOSITION OF RESTRICTIVE LEGENDS ON THE CERTIFICATES REPRESENTING THE SECURITY, OR (B) MAY, IF LAWFUL, SELL SUCH SECURITIES IN AN INTRASTATE OFFERING UNDER SECTION 3(A)(11) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND NO SALE SO MADE IN GOOD FAITH BY THE SECURED PARTY SHALL BE DEEMED TO BE NOT "COMMERCIALLY REASONABLE" BECAUSE SO MADE. DEBTOR SHALL COOPERATE FULLY WITH SECURED PARTY IN ALL RESPECTS IN SELLING OR REALIZING UPON ALL OR ANY PART OF THE COLLATERAL. IN ADDITION, DEBTOR SHALL FULLY COMPLY WITH THE SECURITIES LAWS OF CANADA, THE UNITED STATES, THE STATE OF TEXAS, AND OTHER STATES OR JURISDICTIONS AND TAKE SUCH ACTIONS AS MAY BE NECESSARY TO PERMIT THE SECURED PARTY TO SELL OR OTHERWISE DISPOSE OF ANY SECURITIES PLEDGED HEREUNDER IN COMPLIANCE WITH SUCH LAWS.

    0.0.0.2. THE SECURED PARTY MAY SELL ANY COLLATERAL AT PUBLIC OR PRIVATE SALE, AT THE OFFICE OF THE SECURED PARTY OR ELSEWHERE, FOR CASH OR CREDIT AND UPON SUCH OTHER TERMS AS THE SECURED PARTY DEEMS COMMERCIALLY REASONABLE. THE SECURED PARTY MAY SELL ANY COLLATERAL AT ONE OR MORE SALES, AND THE SECURITY INTEREST GRANTED HEREUNDER SHALL REMAIN IN EFFECT AS TO THE UNSOLD PORTION OF THE COLLATERAL. IF NOTICE IS REQUIRED BY LAW, THE DEBTOR HEREBY DEEMS TEN DAYS ADVANCE NOTICE OF THE TIME AND PLACE OF ANY PUBLIC OR PRIVATE SALE REASONABLE NOTIFICATION, RECOGNIZING THAT IF THE COLLATERAL IS PERISHABLE OR THREATENS TO DECLINE SPEEDILY IN VALUE OR IS OF A TYPE CUSTOMARILY SOLD ON A RECOGNIZED MARKET, SHORTER NOTICE MAY BE REASONABLE. THE SECURED PARTY SHALL NOT BE OBLIGATED TO MAKE ANY SALE OF COLLATERAL REGARDLESS OF NOTICE OF SALE HAVING BEEN GIVEN. THE SECURED PARTY MAY ADJOURN ANY SALE BY ANNOUNCEMENT AT THE TIME AND PLACE FIXED THEREFOR, AND SUCH SALE MAY, WITHOUT FURTHER NOTICE, BE MADE AT THE TIME AND PLACE TO WHICH IT WAS ADJOURNED. IN THE EVENT THAT ANY SALE HEREUNDER IS NOT COMPLETED OR IS DEFECTIVE IN THE OPINION OF THE SECURED PARTY, THE SECURED PARTY SHALL HAVE THE RIGHT TO CAUSE SUBSEQUENT SALES TO BE MADE HEREUNDER. ANY STATEMENTS OF FACT OR OTHER RECITALS MADE IN ANY BILL OF SALE, ASSIGNMENT, OR OTHER DOCUMENT REPRESENTING ANY SALE HEREUNDER, INCLUDING STATEMENTS RELATING TO THE OCCURRENCE OF AN EVENT OF DEFAULT, ACCELERATION OF THE SECURED OBLIGATIONS, NOTICE OF THE SALE, THE TIME, PLACE, AND TERMS OF THE SALE, AND OTHER ACTIONS TAKEN BY THE SECURED PARTY IN RELATION TO THE SALE SHALL BE CONCLUSIVE EVIDENCE OF THE TRUTH OF THE MATTERS SO STATED. THE SECURED PARTY MAY DELEGATE TO ANY AGENT THE PERFORMANCE OF ANY ACTS IN CONNECTION WITH ANY SALE HEREUNDER, INCLUDING THE SENDING OF NOTICES AND THE CONDUCT OF THE SALE.

    0.0.0.2.1. APPLICATION OF PROCEEDS. Unless otherwise specified herein, any cash proceeds received by the Secured Party from the sale of, collection of, or other realization upon any part of the Collateral or any other amounts received by the Secured Party hereunder may be, at the discretion of the Secured Party
(i) held by the Secured Party in one or more Collateral Accounts as cash collateral for the Secured Obligations or (ii) applied to the Secured Obligations. Amounts applied to the Secured Obligations shall be applied in the following order: First, to the payment of the costs and expenses of exercising the Secured Party's rights hereunder, whether expressly provided for herein or otherwise; and Second, to the payment of the Secured Obligations in the order determined by the Secured Party. Any surplus cash collateral or cash proceeds held by the Secured Party after payment in full of the Secured Obligations and the termination of any commitments of the Secured Party to the Debtor shall be paid over to the Debtor or to whomever may be lawfully entitled to receive such surplus.

    0.0.0.2.2. WAIVER OF CERTAIN RIGHTS. To the full extent the Debtor may do so, the Debtor shall not insist upon, plead, claim, or take advantage of any law providing for any appraisement, valuation, stay, extension, or redemption, and the Debtor hereby waives and releases the same, and all rights to a marshaling of the assets of the Debtor, including the Collateral, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. The Debtor shall not assert any right under any law pertaining to the marshaling of assets, sale in inverse order of alienation, the administration of estates of decedents or other matters whatever to defeat, reduce, or affect the right of the Secured Party under the terms of this Agreement.

Section 0.0.0.2.3.  MISCELLANEOUS.

    0.0.0.2.4. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Credit Agreement.

    0.0.0.2.5. RETURN OF PLEDGED SECURITIES. Upon the irrevocable payment in full of the Secured Obligations, the full performance of the Credit Parties' obligations under the Credit Documents, and the absence of any commitment for the Agent or any Bank to further extend credit under the Credit Documents, the Agent shall return the Pledged Securities to the Debtor within 10 Business Days of the Debtor's written request thereof.

    0.0.0.2.6. CHOICE OF LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

    The parties hereto have caused this Agreement to be duly executed as of the date first above written.


                        MAXXIM MEDICAL, INC., a Delaware corporation


                        By:
                            Kenneth W.  Davidson
                            President, Chief Executive Officer,
                               and the Chairman of the Board


                        NATIONSBANK OF TEXAS, as Agent


                        By:
                            Frank T. Hundley
                            Senior Vice President

SCHEDULE I


Attached to and forming a part of that certain Pledge Agreement dated July 30, 1996, by Maxim Medical, Inc., a Delaware Corporation, as
Debtor, to the Secured Party.

                                                                                     PERCENTAGE
                                    STOCK CERTIFICATE                                 PLEDGED
OUSTANDING          -------------------------------------------------    NUMBER     OF TOTAL
STOCK ISSUER        CLASS OF STOCK       NO(S).             PAR VALUE   OF SHARES    AND ISSUED
- -----------------------------------------------------------------------------------------------
STOCK OF ISSUER
- ---------------
Fabritek la Romana, Inc.,      Common            3         $1.00          1,000          100%
a Mississippi corporation

Maxxim Medical                 Common            3      No par value         65           65%
Canada Limited,
an Ontario corporation

Medica B.V., a                   --              --          --              --           65%
Netherlands corporation

Medica Hospital               Common             --          --              --           65%
Supplies, N.V., a
Belgian corporation

Maxxim Acquisitions Co.,      Common             1         $.01           1,000          100%
a Virginia corporation,
to be merged with and
into Sterile Concepts
Holdings, Inc., a Virginia
corporation

         An additional 35 shares of Common Stock is owned by the Debtor.